                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant (x)
Filed by a Party other than the Registrant (  )

Check the appropriate box:

( )  Preliminary Proxy Statement     ( ) Confidential, for Use of the Commission
                                         Only (as permitted
                                         by Rule 14a-6(e)(2))
(x)  Definitive Proxy Statement
(x)  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          COMMUNICATIONS CENTRAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

( )  No fee required

(x)  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies: Common Stock, Employee Stock Options, Warrants to Purchase Common Stock

     2) Aggregate number of securities to which transaction applies: 6,285,987 shares, 797,684 Stock Options, 234,500 Warrants to purchase Common Stock

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $10.50 per share (being the amount payable to the Registrant's shareholders in the proposed merger); option price and warrant price variable based on exercise price

     4)   Proposed maximum aggregate value of transaction:  $69,916,840

     5)   Total fee paid:  $13,983

(x)  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          COMMUNICATIONS CENTRAL INC.
                      1150 NORTHMEADOW PARKWAY, SUITE 118
                            ROSWELL, GEORGIA  30076


                        SPECIAL MEETING OF SHAREHOLDERS

                                                            December 29, 1997

To the Shareholders:

  We invite you to attend a special meeting of shareholders of Communications Central Inc. (the "Corporation") to be held on January 30, 1998 at 9:00 a.m., Eastern Standard Time (the "Special Meeting"), at Cameron City Club, 1000 Northfield Court, Suite 200, Roswell, Georgia. A formal notice of the Special Meeting, together with the Proxy Statement and proxy, is enclosed with this letter.

  At the Special Meeting, you will be asked to consider and vote on a proposal to approve an Agreement and Plan of Merger, dated as of November 24, 1997 (the "Merger Agreement"), by and among the Corporation, Davel Communications Group, Inc. ("Davel") and Panther Acquisition Corp., a wholly-owned subsidiary of Davel ("Merger Subsidiary"). A copy of the Merger Agreement is included as Annex I to the attached Proxy Statement. On the terms and subject to the conditions of the Merger Agreement, Merger Subsidiary will be merged with and into the Corporation (the "Merger") and the Corporation will become a subsidiary of Davel. Upon consummation of the Merger, each outstanding share of the Corporation's common stock, other than shares held by Davel or its subsidiaries and shares held by shareholders who properly exercise and perfect their dissenters' rights, will be converted into the right to receive $10.50 in cash.

  Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of common stock of the Corporation. Detailed information concerning the Merger is set forth in the Proxy Statement, which we urge you to read carefully.

  YOUR BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE CORPORATION AND ITS SHAREHOLDERS. THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

  Whether or not you plan to attend the Special Meeting in person and regardless of the number of shares of common stock you own, please complete, sign, date and return the enclosed proxy promptly in the accompanying prepaid envelope.

                                       Sincerely yours,


                                       Rodger L. Johnson
                                       President and Chief Executive Officer

                          COMMUNICATIONS CENTRAL INC.
                      1150 NORTHMEADOW PARKWAY, SUITE 118
                            ROSWELL, GEORGIA  30076

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   -----------------------------------------


  Notice is Hereby Given that a Special Meeting of the holders of shares of Common Stock, $.01 par value per share, of Communications Central Inc. (the "Common Stock") will be held at Cameron City Club, 1000 Northfield Court, Suite 200, Roswell, Georgia, on January 30, 1998 at 9:00 a.m., Eastern Standard Time, for the following purposes:

  1. To approve the Agreement and Plan of Merger, dated as of November 24, 1997, by and among Communications Central Inc., Davel Communications Group, Inc. and Panther Acquisition Corp.; and

  2.  To transact such other business as may properly come before the meeting.

  Holders of shares of Common Stock of record at the close of business on December 22, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.

  Any shareholder who does not vote in favor of the Merger and fully complies with all of the applicable provisions of Article 13 of the Georgia Business Corporation Code ("Article 13") will be entitled to assert dissenters' rights and demand and receive, in lieu of receiving the merger consideration to be paid in the Merger, payment of an amount equal to the "fair value" of such holder's shares of Common Stock, provided the Merger is consummated. A copy of Article 13 is included as Annex III hereto.

  Please complete, sign, date and return the enclosed proxy promptly, whether or not you expect to attend the meeting. A self-addressed, stamped envelope is enclosed for your convenience.

  If you are present at the meeting, you may vote in person even if you already have returned your proxy.

                                      By Order of the Board of Directors,


                                      Barry E. Selvidge
                                      Secretary


December 29, 1997


       SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                          COMMUNICATIONS CENTRAL INC.
                      1150 Northmeadow Parkway, Suite 118
                            ROSWELL, GEORGIA  30076


                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 30, 1998

                Approximate date of mailing - December 29, 1997

     Proxies in the form enclosed are solicited by the Board of Directors of Communications Central Inc. (the "Corporation") for a Special Meeting of Shareholders (the "Special Meeting") to be held on January 30, 1998, and any adjournments thereof. At the Special Meeting, holders of shares of common stock, $.01 par value per share, of the Corporation (the "Common Stock") will be asked to consider and vote upon the approval of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 24, 1997, by and among the Corporation, Davel Communications Group, Inc., an Illinois corporation ("Davel"), and Panther Acquisition Corp., a Georgia corporation and wholly-owned subsidiary of Davel ("Merger Subsidiary"), which provides for the merger of Merger Subsidiary with and into the Corporation (the "Merger"), on the terms and subject to the conditions set forth in the Merger Agreement. Upon the consummation of the Merger, each outstanding share of Common Stock (other than shares held by Davel and its subsidiaries and shares held by shareholders who properly exercise and perfect their dissenters' rights) will be converted into the right to receive $10.50 in cash (the "Merger Consideration"). As a result of the Merger, the Corporation will become a wholly-owned subsidiary of Davel. (With respect to the period following the consummation of the Merger, the Corporation may be referred to in this Proxy Statement as the "Surviving Corporation.")

     A copy of the Merger Agreement is attached hereto as Annex I. The summaries of the portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.

     THE CORPORATION'S BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE CORPORATION AND ITS SHAREHOLDERS. THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. In reaching its determination, the Board of Directors considered, among other things, the opinion, dated as of November 24, 1997, of J.C. Bradford & Co., L.L.C. ("Bradford"), the Corporation's financial advisor, as to the fairness to the holders of Common Stock of the Merger Consideration from a financial point of view. The opinion of Bradford is included as Annex II hereto and is incorporated herein by reference. Shareholders are urged to read the opinion carefully in its entirety for further information respecting the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion. See "The Merger -- Reasons for Merger; Recommendation of the Board of Directors;" and "-- Opinion of Financial Advisor."

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

                       __________________________________

             The date of this Proxy Statement is December 29, 1997.

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----

SUMMARY................................................................. 1
     The Special Meeting................................................ 1
     The Merger......................................................... 2
     Dissenters' Rights................................................. 5
     Stock Purchase Rights.............................................. 5
     Government and Regulatory Approvals and Filings.................... 5
     Market Prices and Dividend Information............................. 5

SUMMARY FINANCIAL INFORMATION CONCERNING THE CORPORATION................ 6

SPECIAL MEETING......................................................... 7
     Place, Date and Time............................................... 7
     Record Date; Solicitation of Proxies............................... 7
     Vote Required...................................................... 7

THE MERGER.............................................................. 9
     General............................................................ 9
     Background of Merger............................................... 9
     Reasons for Merger; Recommendation of the Board of Directors.......11
     Opinion of Financial Advisor.......................................12
     Certain Tax Consequences of the Merger.............................14
     Dissenters' Rights.................................................14
     Anticipated Accounting Treatment...................................16
     Stock Purchase Rights..............................................16
     Interests of Certain Persons in the Merger.........................16
     Effective Time of the Merger.......................................17
     Payment for Shares of Common Stock.................................17
     No Solicitation; Fiduciary Duties..................................18
     Government and Regulatory Approvals and Filings....................18
     Terms of the Merger................................................18
          General.......................................................18
          Amendment, Extension, Waiver..................................19
          Conditions to the Merger......................................19
          Conduct of Business Pending the Merger........................19
          Termination...................................................20

MARKET PRICES AND DIVIDEND INFORMATION..................................20

SELECTED FINANCIAL INFORMATION CONCERNING THE CORPORATION...............21

SECURITY OWNERSHIP......................................................22
     Security Ownership of Certain Beneficial Owners....................22
     Security Ownership of Certain Management of the Corporation........22
     Independent Accountants............................................24
     Incorporation of Certain Documents by Reference....................24

ANNUAL MEETING..........................................................25

OTHER MATTERS...........................................................25

                                     (ii)

ANNEXES
     Agreement and Plan of Merger................................. Annex I
     Opinion of J.C. Bradford & Co. LLC...........................Annex II
     Article 13 of the Georgia Business Corporation Code.........Annex III

                                     (iii)

                                    SUMMARY

     The following is a brief summary of certain information found elsewhere in this Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Proxy Statement. All statements in the following Summary are qualified by and are made subject to the more detailed information contained elsewhere in this Proxy Statement and the Annexes attached hereto, which you are urged to read in their entirety.

THE SPECIAL MEETING

 PLACE, DATE AND TIME

     The Special Meeting of Shareholders of the Corporation will be held at Cameron City Club, 1000 Northfield Court, Suite 200, Roswell, Georgia on January 30, 1998 at 9:00 a.m., Eastern Standard Time.

 RECORD DATE; SHARES OF COMMON STOCK ENTITLED TO VOTE

     The Board of Directors has fixed the close of business on December 22, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. See "Special Meeting -- Record Date; Solicitation of Proxies."

 PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, holders of Common Stock will be asked to approve the Merger Agreement, which provides for the merger of Merger Subsidiary, a wholly-owned subsidiary of Davel, with and into the Corporation, whereby the Surviving Corporation will become a wholly-owned subsidiary of Davel.

 VOTE REQUIRED; PROXIES

     A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Special Meeting. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date. At the Record Date, 6,289,584 shares of Common Stock were issued and outstanding and entitled to vote at the Special Meeting. See "Special Meeting -
- Record Date; Solicitation of Proxies."

     Shares of Common Stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval of the Merger Agreement, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter that may properly come before the Special Meeting and of which the Corporation is not presently aware. Under the rules of the National Association of Securities Dealers, Inc. (the "NASD"), although brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the Merger Agreement absent specific instructions. A broker non-vote will have the effect of a negative vote on the approval of the Merger Agreement. Similarly, a failure to return a properly executed proxy or an abstention will have the effect of a negative vote on the approval of the Merger Agreement.

     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named in the proxy to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting.

     Any shareholder may revoke a proxy (other than an irrevocable proxy coupled with an interest) at any time before it is voted by filing with the Corporate Secretary of the Corporation an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

     In addition to the solicitation of proxies by use of the mails, proxies also may be solicited by the Corporation and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. Corporate Investor Communications, Inc. ("CIC") has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. The Corporation will pay CIC approximately $4,000 for its services, plus reimbursement of out-of-pocket expenses. The Corporation will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Corporation will bear all other costs of the Special Meeting and of soliciting proxies therefor, including the cost of printing and mailing this Proxy Statement and related materials.

THE MERGER

 PARTIES TO THE MERGER AGREEMENT

     The following entities are parties to the Merger Agreement:

     The Corporation. The Corporation owns and operates a network of pay telephones. The address and telephone number of the Corporation's executive offices are 1150 Northmeadow Parkway, Suite 118, Roswell, Georgia, 30076, and
(770) 442-7300.

     Davel. Davel owns and operates a network of pay telephones and provides long distance operator services to its pay telephones through its digitally-switched long distance network. The address and telephone number of Davel's principal executive offices are 1429 Massaro Boulevard, Tampa, Florida 33619, and (813) 623-3545.

     Merger Subsidiary. Merger Subsidiary is a newly-formed Georgia corporation created solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Subsidiary is a wholly-owned subsidiary of Davel. The address and telephone number of Merger Subsidiary's principal executive offices are 1429 Massaro Boulevard, Tampa, Florida 33619, and (813) 623-3545.

 TERMS OF THE MERGER

     If the Merger Agreement is approved by the requisite vote, and all other conditions to the obligations of the parties are satisfied or waived, Merger Subsidiary will merge with and into the Corporation. In the Merger, each share of Common Stock, other than shares owned by Davel and its subsidiaries (which will be automatically canceled and extinguished) and shares held by shareholders who properly exercise and perfect their dissenters' rights, will be canceled and converted automatically into the right to receive the Merger Consideration.
Each outstanding share of common stock of Merger Subsidiary will be converted automatically into one share of common stock of the Surviving Corporation. The Merger Agreement also contains certain agreements among the parties with respect to outstanding stock options and warrants, employment matters, continuing indemnification of the Corporation's directors and officers, and the effect of termination of the Merger Agreement. See "The Merger -- General" and "-- Terms of the Merger."

 RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER

     The Board of Directors of the Corporation, at a special meeting commenced on November 23 and continued through November 24, 1997, unanimously approved the Merger Agreement and directed that it be submitted to the shareholders of the Corporation for their approval. The Board of Directors has determined that the Merger is fair to, and in the best interests of, the Corporation and its shareholders and unanimously recommends that the shareholders vote FOR approval of the Merger Agreement. In reaching its decision to approve the Merger Agreement, the Board of Directors considered a number of factors. For a discussion of the factors considered by the Board in reaching its determination, see "The
Merger --Reasons for Merger; Recommendation of the Board of Directors;" and "--Opinion of Financial Advisor."

 OPINION OF FINANCIAL ADVISOR

     Bradford, the Corporation's financial advisor, has delivered its written opinion to the Board of Directors of the Corporation that, as of November 24, 1997, the Merger Consideration to be received by the shareholders of the Corporation in the Merger is fair to such shareholders from a financial point of view.

     The full text of the written opinion of Bradford, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex II and is incorporated herein by reference. Shareholders are urged to read such opinion in its entirety. See "The Merger -- Reasons for Merger; Recommendation of the Board of Directors;" and " -- Opinion of Financial Advisor."

 NO SOLICITATION; FIDUCIARY DUTIES

     Pursuant to the Merger Agreement, the Corporation may not, nor may it authorize or permit any of its subsidiaries or any of its subsidiaries' officers, directors, employees, agents or representatives to, solicit, initiate or encourage, including by way of furnishing or disclosing non-public information, any inquiries or any proposal relating to any merger, consolidation or other business combination involving the Corporation or the acquisition of all or substantially all of the assets or capital stock of the Corporation (a "Competing Transaction"), or negotiate, explore or engage in substantive discussions relating to any Competing Transaction, or enter into any agreement, arrangement or understanding causing it to fail to complete the Merger, unless the Corporation's Board of Directors determines in good faith, after receiving the advice of its counsel and financial advisors, that the failure to take such action would constitute a breach of the fiduciary obligations of the directors under applicable law. See "The Merger -- No Solicitation; Fiduciary Duties."

 INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Except as summarized below and as described in more detail in "The Merger -- Interests of Certain Persons in the Merger," none of the Company's directors or executive officers has any material interest in or related to the Merger.

     As described in more detail under the caption "Security Ownership," certain directors and executive officers of the Corporation hold shares of Common Stock and/or options to acquire shares of Common Stock. Pursuant to the Merger Agreement, such persons will receive the same consideration for such securities as other holders of shares, options and warrants to purchase Common Stock who are not directors or executive officers of the Corporation. Under the Merger Agreement, all unvested options to purchase Common Stock (including those held by officers of the Corporation) will accelerate and become fully vested immediately prior to consummation of the Merger. See "The Merger -- General."

     Pursuant to the Merger Agreement, Rodger L. Johnson, the Corporation's President and Chief Executive Officer, and five other key employees of the Corporation recently entered into Employment and Non-Competition Agreements with the Corporation, which will become effective only if the Merger is consummated. In the case of Mr. Johnson, this agreement will supercede his existing Employment Agreement if the Merger is consummated. None of the other five key employees have existing employee agreements with the Corporation. Under the Employment and Non-Competition Agreements, Mr. Johnson and such other employees will be entitled to receive certain payments for serving as employees of the Corporation and agreeing not to compete with it for certain periods after the Merger is consummated.

     In addition, pursuant to the Merger Agreement, Davel has agreed to cause the Surviving Corporation to indemnify, for a period of at least six years after the Merger, to the full extent permitted under Georgia law, the present and former directors and officers of the Corporation and its subsidiaries in respect of actions taken in connection with their duties as directors or officers of the Corporation.

     With respect to all of the foregoing, see "The Merger -- Interests of Certain Persons in the Merger."

 ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be accounted for by Davel as a "purchase" for accounting and financial reporting purposes. See "The Merger -- Anticipated Accounting Treatment."

 CERTAIN TAX CONSEQUENCES OF THE MERGER

     The disposition of shares of Common Stock and receipt of the Merger Consideration in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Shareholders are urged to consult their own tax advisors as to the particular tax consequences of the Merger, including the applicability and effect of state, local, foreign and other taxes. See "The Merger -- Certain Tax Consequences of the Merger."

 EFFECTIVE TIME OF THE MERGER; PAYMENT FOR COMMON STOCK

     As soon as practicable after satisfaction or, to the extent permitted, waiver of all conditions to the Merger as set forth in the Merger Agreement, the Corporation and Merger Subsidiary will file a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Georgia (the "Georgia Secretary of State") and make all other filings or recordings required by the Georgia Business Corporation Code (the "GBCC") in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Georgia Secretary of State and satisfaction of any additional requirements of the GBCC, or such later time as is specified in the Certificate of Merger (the "Effective Time"). See "The Merger -- Terms of the Merger Conditions to the Merger;" and "-- Effective Time of the Merger."

     Detailed instructions with regard to the surrender of certificates, to be accompanied by a letter of transmittal, will be forwarded to holders of certificates formerly evidencing shares of Common Stock promptly following the Effective Time by First Union National Bank of North Carolina (the "Exchange Agent"). Payment will be made to such former holders of shares of Common Stock promptly following receipt by the Exchange Agent of the certificates evidencing their shares of Common Stock, a signed letter of transmittal and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. See "The Merger -- Payment for Shares of Common Stock."



         STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY
           CARD.  IF THE MERGER IS CONSUMMATED, SHAREHOLDERS WILL BE
       FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK
                         FOR THE MERGER CONSIDERATION.


 CONDITIONS TO THE MERGER

     The obligations of the Corporation, Davel and Merger Subsidiary to consummate the Merger are subject to satisfaction or waiver of certain conditions, including obtaining requisite shareholder and regulatory approvals. See "The Merger -- Terms of the Merger Conditions to the Merger;" and "-- Government and Regulatory Approvals and Filings."

 TERMINATION; FEES AND EXPENSES

     The Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the Corporation, Davel and Merger Subsidiary, by either the Corporation or Davel if the Merger is not completed by February 27, 1998, or by the Corporation, Davel or Merger Subsidiary upon the occurrence of certain other specified events.

     If the Merger Agreement is terminated by Davel or Merger Subsidiary upon the occurrence of certain specified events, or if the Corporation terminates the Merger Agreement to enable the Corporation to enter into a Competing Transaction that the Corporation's Board of Directors has determined is more favorable to the Corporation and its shareholders than the Merger, then the Corporation will pay Davel a termination fee of $3 million, plus out-of-pocket expenses not to exceed $500,000 incurred by Davel in connection with the Merger. See "The Merger -- Terms of the Merger - Termination."

DISSENTERS' RIGHTS

     Under Article 13 of the GBCC ("Article 13"), the shareholders of the Corporation have dissenters' rights with respect to the Merger. Any shareholder of the Corporation who does not vote in favor of the Merger and who complies with the applicable provisions of Article 13 may have the right, in lieu of receiving the Merger Consideration, to an appraisal of and payment for such shareholder's shares of Common Stock. A copy of Article 13 is attached hereto as Annex III. See "The Merger -- Dissenters' Rights."

STOCK PURCHASE RIGHTS

     The Corporation has taken all necessary action such that neither the Merger Agreement nor the Merger will trigger any rights, actions or events under the Shareholder Rights Agreement, dated as of July 25, 1995 and amended as of March 13, 1997, between the Corporation and First Union National Bank of North Carolina (the "Rights Agreement"), such that the Rights Agreement will not be applicable to the Merger Agreement or the Merger. See "The Merger -- Stock Purchase Rights."

GOVERNMENT AND REGULATORY APPROVALS AND FILINGS

     The Corporation must obtain such approvals and consents of state public service commissions as are required under applicable laws. See "The Merger -- Government and Regulatory Approvals and Filings."

MARKET PRICES AND DIVIDEND INFORMATION

     The Common Stock is listed and traded on the Nasdaq Stock Market. As of November 24, 1997, the last date on which the Common Stock was traded prior to the public announcement of the signing of the Merger Agreement, the high and low sales prices of the Common Stock on the Nasdaq Stock Market were $8 per share and $8 1/4 per share, respectively. On December 19, 1997, the latest practicable trading day before the printing of this Proxy Statement, the high and low sales prices of the Common Stock on the Nasdaq Stock Market were $10 1/64 per share and $9 3/4 per share, respectively.

            SUMMARY FINANCIAL INFORMATION CONCERNING THE CORPORATION

     The selected summary consolidated financial data presented below for each of the last five fiscal years ended June 30, 1997, and the three months ended September 30, 1997 and 1996, have been derived from the Corporation's historical financial statements. This data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation included in the Annual Report on Form 10-K, as amended by Form 10-K/A filed October 28, 1997 and Form 10-K/A filed December 15, 1997, for the fiscal year ended June 30, 1997, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, which is incorporated by reference into this Proxy Statement. See "Additional Information -- Incorporation of Certain Documents by
Reference."


                                                             IN THOUSANDS EXCEPT PER SHARE AMOUNTS
                                             THREE MONTHS ENDED
                                          SEPTEMBER 30, (UNAUDITED)                       FISCAL YEARS ENDED JUNE 30,
                                          -------------------------                  ----------------------------------------
                                               1997        1996             1997        1996       1995      1994      1993
                                          ------------  -----------     -----------  ---------  --------  ---------  --------
INCOME STATEMENT DATA
Total Revenue                                $ 24,150   $ 26,792           $103,848   $105,340   $ 81,422  $46,124    $29,878
Operating Income (Loss)                        (1,138)     1,653             (5,593)   (11,525)     7,828    5,519      2,486
Net Income (Loss)                              (2,830)         3             (8,406)   (17,946)     3,172    2,779      1,084

PER SHARE (DOLLARS)
Net Income (Loss)                               (0.45)     (0.00)             (1.38)     (2.96)      0.52     0.28      (1.41)

BALANCE SHEET DATA)
Total Assets                                  100,234    110,430            104,333    109,728    122,967   63,643     30,157
Current Portion of Notes
 Payable and Long-Term Debt                    68,697     16,549             71,697      3,088      1,271      671      2,608

Notes Payable and Long-Term Debt,
 Less Current Portion                              --     56,697                 --     70,197     70,197   18,557     13,500

Total Shareholders' Equity
 (Deficit)                                     16,730     27,918             19,550     26,537     44,275   40,037     (3,017)


CASH DIVIDENDS DECLARED AND PAID
 PER SHARE OF COMMON STOCK
                                                   --         --                 --         --         --       --         --


                                SPECIAL MEETING

PLACE, DATE AND TIME

     The Special Meeting of Shareholders of the Corporation will be held at Cameron City Club, 1000 Northfield Court, Suite 200, Roswell, Georgia, on January 30, 1998 at 9:00 a.m. Eastern Standard Time.

RECORD DATE; SOLICITATION OF PROXIES

     The Board of Directors of the Corporation has fixed the close of business on December 22, 1997 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. At the Record Date, there were 6,289,584 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting held by approximately 41 holders of record. Holders of Common Stock are entitled to one vote at the Special Meeting for each share of Common Stock held of record at the Record Date.

     In addition to the solicitation of proxies by use of the mails, proxies also may be solicited by the Corporation and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Corporation will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Corporation will bear the costs of the Special Meeting and of soliciting proxies therefor, including the cost of printing and mailing this Proxy Statement and related materials. The Corporation has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. In accordance with the Corporation's agreement with CIC, CIC will assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians in connection with the Special Meeting at a cost of approximately $4,000, plus reimbursement of out-of-pocket expenses. Any questions or requests for assistance regarding the Corporation's proxies and related materials may be directed in writing to Barry E. Selvidge, General Counsel and Secretary, Communications Central Inc., 1150 Northmeadow Parkway, Suite 118, Roswell, Georgia 30076.

VOTE REQUIRED

     A majority of the outstanding shares of Common Stock entitled to vote as of the Record Date, represented in person or by proxy, is required for a quorum at the Special Meeting. The affirmative vote of a majority of the outstanding shares of Common Stock as of the Record Date is required for approval of the Merger Agreement. Abstentions may be specified with respect to the approval of the Merger Agreement and will be counted as present for the purpose of determining the existence of a quorum but will have the effect of a negative vote.

     Shares of Common Stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval of the Merger Agreement, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter that may properly come before the Special Meeting and of which the Corporation is not presently aware.

     Under the rules of the NASD, although brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the approval of the Merger Agreement absent specific instructions. Brokers who do not receive instructions but who are present, in person or by proxy, at the Special Meeting will be counted as present for quorum purposes. A broker non-vote will have the effect of a negative vote on the approval of the Merger Agreement. Similarly, a failure to return a properly executed proxy or an abstention will have the effect of a negative vote on the approval of the Merger Agreement.

     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting.

     Any shareholder may revoke his, her or its proxy (other than an irrevocable proxy coupled with an interest) at any time before it is voted by filing with the Corporate Secretary of the Corporation an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

     Except as summarized below and as described in more detail in "The Merger -- Interests of Certain Persons in the Merger," none of the Company's directors or executive officers has any material interest in or related to the Merger.

     As of December 4, 1997, the current directors and executive officers of the Corporation beneficially owned 781,246 shares (approximately 11.1%) of the outstanding shares of Common Stock, including (i) 768,164 shares that such directors and executive officers have the right to acquire through the exercise of Stock Options (as defined below) that are presently exercisable or will be exercisable upon consummation of the Merger and (ii) 13,082 shares of Common Stock currently owned by such directors and executive officers. See "Security Ownership -- Security Ownership of Certain Beneficial Owners;" and "-- Security Ownership of Certain Management of the Corporation." Such directors and executive officers of the Corporation have indicated that they intend to vote the 13,082 shares that they currently own FOR the approval of the Merger Agreement. Under the Merger Agreement, all unvested Stock Options (including those held by officers of the Corporation) will accelerate and become fully vested immediately prior to consummation of the Merger. All theretofore unexercised Stock Options will be exchanged for cash upon consummation of the Merger. See "The Merger -- General."

     Pursuant to the Merger Agreement, Rodger L. Johnson, the Corporation's President and Chief Executive Officer, and five other key employees of the Corporation recently entered into Employment and Non-Competition Agreements with the Corporation, which will become effective only upon consummation of the Merger. In the case of Mr. Johnson, this agreement will supercede his existing Employment Agreement if the Merger is consummated. None of the other five key employees have existing employment agreements with the Corporation. Under the Employment and Non-Competition Agreements, Mr. Johnson and such other employees will be entitled to receive certain payments for serving as employees of the Corporation and agreeing not to compete with it for certain periods after the Merger is consummated. See "The Merger -- Interests of Certain Persons in the Merger."

     In addition, pursuant to the Merger Agreement, Davel has agreed to cause the Surviving Corporation to indemnify, for a period of at least six years after the Merger, to the full extent permitted under Georgia law, the present and former directors and officers of the Corporation and its subsidiaries in respect of actions taken in connection with their duties as directors or officers of the Corporation. See "The Merger -- Interests of Certain Persons in the Merger."

     SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

     STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY. IF THE MERGER IS CONSUMMATED, SHAREHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK FOR THE MERGER CONSIDERATION.

                                   THE MERGER

GENERAL

     The following information with respect to the Merger is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is included in this Proxy Statement as Annex I. The Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. If the Merger Agreement is approved by the holders of a majority of the outstanding shares of Common Stock at the Special Meeting, and all other conditions to the obligations of the parties thereto are satisfied or waived, the Merger will be consummated and Merger Subsidiary will merge with and into the Corporation at the Effective Time. The Corporation will be the Surviving Corporation in the Merger and will become a wholly-owned subsidiary of Davel.

     In the Merger, each share of Common Stock issued and outstanding at the Effective Time, other than shares owned by Davel and its subsidiaries (which will be automatically canceled and extinguished) and shares held by shareholders who properly exercise and perfect their dissenters' rights, will be canceled and converted automatically into the right to receive the Merger Consideration.
Each outstanding share of common stock of Merger Subsidiary will be converted automatically into one share of common stock of the Surviving Corporation. As a result of the Merger, shareholders of the Corporation will cease to have an equity interest in, or possess any rights as shareholders of, the Surviving Corporation.

     Pursuant to the Merger Agreement, each exercisable Stock Option (as defined below) and Warrant (as defined below), and any rights thereunder, outstanding and unexercised immediately prior to the Effective Time shall be canceled at the Effective Time in exchange for the right to receive an amount in cash equal to the product of (i) the number of shares of Common Stock underlying any unexercised portion of such Stock Option or such Warrant immediately prior to the Effective Time and (ii) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Stock Option or such Warrant, subject to applicable withholding taxes. A "Stock Option" refers to an option or right of any kind (other than Warrants) to purchase shares of Common Stock.
A "Warrant" refers to each of the currently outstanding warrants to purchase shares of Common Stock. Under the Merger Agreement, all unvested Stock Options (including those held by officers of the Corporation) will accelerate and become fully vested immediately prior to consummation of the Merger. See "Security Ownership -- Security Ownership of Certain Management of the Corporation."

     At the closing date of the Merger (the "Closing Date"), Stock Options having a per share exercise price under $10.50 will be outstanding and exercisable for an aggregate of 797,684 shares of Common Stock, entitling the holders to an aggregate amount of cash equal to approximately $3,503,601, assuming no such Stock Options are exercised or lapse in accordance with their terms prior to the Effective Time. All of such Stock Options will be exercisable in full. At the Closing Date, Warrants having a per share exercise price under $10.50 will be outstanding and exercisable for an aggregate of 234,500 shares of Common Stock, entitling the holders to an aggregate amount of cash equal to $410,375 assuming no such Warrants are exercised or lapse in accordance with their terms prior to the Effective Time.

BACKGROUND OF MERGER

     The terms and conditions of the Merger were determined through arms-length negotiations between the representatives of the Corporation and Davel. The following is a brief discussion of the history of the transaction.

     On March 14, 1997, the Corporation entered into an Agreement and Plan of Merger (the "PhoneTel Agreement") with PhoneTel Technologies, Inc. ("PhoneTel") and a wholly-owned subsidiary of PhoneTel. After an extended period during which PhoneTel had outstanding a tender offer to acquire all of the outstanding shares of Common Stock of the Corporation pursuant to the terms of the PhoneTel Agreement, the proposed transaction could not be effectuated and the PhoneTel Agreement was terminated. On August 21, 1997, at the time the termination of the PhoneTel Agreement was announced, the Corporation also announced that it had entered into an Asset Purchase Agreement with Talton Holdings, Inc. ("Talton") to sell substantially all of the assets of the Corporation's InVision Telecom, Inc. subsidiary ("InVision") to Talton for consideration of approximately $40 million in cash and the assumption by Talton of approximately $2 million of liabilities. The Corporation and Talton also agreed that one-half of InVision's accounts receivable collected will be paid to Talton until Talton has received an aggregate amount equal to $1.2 million, and all amounts collected in excess of such payment will be retained by InVision. Effective October 1, 1997, the Asset Purchase Agreement with Talton was consummated. Substantially all of the proceeds of that transaction were used by the Corporation to reduce its outstanding indebtedness to its principal lender.

     Upon termination of the PhoneTel Agreement and consummation of the Asset Purchase Agreement with Talton, at the direction of the Board of Directors, the Corporation's management focused on managing the Corporation's core payphone business. At the same time, however, the Board of Directors advised management that the Corporation should continue to remain open to strategic alternatives that might potentially involve a business combination or other sale of the Corporation or its assets. Pursuant to that direction, Rodger L. Johnson, the Corporation's President and Chief Executive Officer, engaged in informal discussions concerning a possible business combination transaction with various potential strategic and financial acquirors of payphone businesses.

     During the week of September 1, 1997, Mr. Johnson received a call from Robert Hill, the President of Davel. At that time, Mr. Hill expressed an interest in having Davel and the Corporation consider engaging in some form of business combination. This discussion was followed by a meeting on September 10, 1997 among Mr. Johnson and C. Douglas McKeever, the Corporation's Vice President - Finance, on behalf of the Corporation, and Mr. Hill, Michael E. Hayes, the Chief Financial Officer of Davel, and a representative of ABN AMRO Chicago Corporation, Inc. ("Chicago Corporation"), on behalf of Davel. At that meeting, Mr. Johnson confirmed the Corporation's willingness to explore a possible business combination with Davel. Davel conducted preliminary due diligence at the offices of the Corporation in late September and early October 1997.

     On October 28, 1997, Mr. Johnson and a representative of Hunton & Williams, the Corporation's corporate and securities counsel, met at Davel's offices in Tampa to discuss the structure of a possible transaction with Messrs. Hill and Hayes. At that time, Davel's representatives delivered to the Corporation's representatives a first draft of a proposed Merger Agreement.

     On October 30, 1997, Theodore C. Rammelkamp, Jr., Davel's Senior Vice President and General Counsel, and representatives of Chicago Corporation and Kirkland & Ellis, Davel's investment banking and outside legal counsel, respectively, met with Mr. Johnson and representatives of Hunton & Williams to discuss and negotiate the terms of the proposed Merger Agreement. A special meeting of the Board of Directors of the Corporation was held on November 2, 1997, by telephonic conference call, to update the Board on the status of discussions with Davel regarding a possible transaction with Davel.

     The parties' discussions were tabled during the weeks of November 3, 1997 and November 10, 1997, as investment banking and other representatives of Davel and the Corporation analyzed the proposed transaction in light of industry-related regulatory developments. However, the discussions were continued in earnest during the week of November 17, 1997. On November 20, 1997, at a regularly scheduled meeting of the Board of Directors of the Corporation, the Board was advised that discussions with Davel were progressing, and, in light of a possible proposal from Davel, discussed at length various other strategic alternatives potentially available to the Corporation, including the prospects for obtaining and/or receiving a more favorable business combination proposal from some other financial or strategic consolidator of payphone businesses. In that regard, Mr. Johnson reported to the Board that he had continued to have informal discussions with a number of potential consolidators of the industry. He further reported that, based on those informal discussions, he did not believe that any of these consolidators was likely to be willing or able to finance a transaction as favorable as what he believed Davel might propose.

     During the weekend of November 22 and November 23, 1997, representatives of the Corporation and Davel completed negotiations over the proposed form of agreement. On November 23, 1997, a special meeting of the Board of Directors of the Corporation was commenced to analyze the proposed transaction. On November 24, 1997, representatives of Davel delivered a formal offer of $10.50 in cash for each share of Common Stock of the Corporation, and delivered a final proposed form of the Merger Agreement. The Board of Directors of the

Corporation met on the evening of November 24, 1997, to consider the offer and to receive the financial analysis and fairness opinion of Bradford with respect to the proposed transaction. At that meeting, Bradford delivered to the Corporation's Board of Directors its written opinion to the effect that the consideration to be received by the shareholders of the Corporation in the Merger is fair to such shareholders from a financial point of view. At the same meeting, the Board of Directors of the Corporation determined that the terms of the Merger Agreement are fair to, and in the best interests of, the Corporation and its shareholders, and unanimously approved the Merger Agreement and unanimously recommended that the shareholders approve the Merger Agreement. In connection with such determination and the Board of Director's approval of the Merger Agreement, the Board of Directors voted unanimously to (i) exclude the Merger from the scope of the Rights Agreement, (ii) approve the Merger under Part Two and Part Three of Article 11 of the GBCC and (iii) approve the Merger and thereby exclude such transaction from the supermajority voting provisions of the Corporation's Articles of Incorporation.

REASONS FOR MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     At its meeting commenced on November 23 and continued through November 24, 1997, the Corporation's Board of Directors determined that the Merger is fair to, and in the best interests of, the Corporation and its shareholders. Accordingly, at such meeting, the Board of Directors approved the Merger Agreement unanimously and directed that the Merger Agreement be submitted to the Corporation's shareholders for approval.

                             THE BOARD OF DIRECTORS
                     OF THE CORPORATION RECOMMENDS THAT THE
                        CORPORATION'S SHAREHOLDERS VOTE
                     FOR APPROVAL OF THE MERGER AGREEMENT.

     The determination of the Corporation's Board of Directors to approve the Merger Agreement was based upon its consideration of a number of factors. The following list includes material factors considered by the Board of Directors in its evaluation of the Merger: (i) the Board's familiarity with the business, operations, competitive position and prospects of the Corporation and the nature of the industry in which the Corporation participates, both on a historical and a prospective basis; (ii) the Board's consideration of, among other things, information with respect to the financial condition, results of operations and business of the Corporation, on both a historical and a prospective basis, and the influence of current industry, economic, market and regulatory conditions;
(iii) the Board's consideration over the last several months of a variety of strategic alternatives, including a proposed business combination transaction between the Corporation and PhoneTel Technologies, Inc., which could not be consummated and was terminated effective August 21, 1997, and the Board's belief that none of the various potential strategic alternatives believed by the Board to be available to the Corporation at the time the Merger Agreement was executed appeared to the Board to be as favorable to the Corporation and its shareholders as the Merger; (iv) the fact that the Corporation had held discussions with a number of potential interested parties in the context of a prolonged and comprehensive process and implemented procedures to maximize value; (v) the Board's review of the historical and prospective market prices of the Common Stock compared to the Merger Consideration; (vi) the Board's review of presentations by, and discussion of the terms and conditions of the Merger with, senior executive officers of the Corporation, representatives of its legal counsel and representatives of Bradford; (vii) the Board's receipt of the financial analysis presented by Bradford, as well as the opinion of Bradford, presented on November 24, 1997, to the effect that, based upon and subject to certain matters as set forth in such opinion, as of November 24, 1997, the Merger Consideration was fair to the shareholders of the Corporation from a financial point of view (see the Opinion of Bradford attached as Annex II hereto); (viii) the Board's consideration of the terms of the Merger Agreement, including the Corporation's right to terminate the Merger Agreement under certain specified circumstances in the event that the Board determines in good faith, after receiving the advice of its financial advisors and legal counsel, that a Competing Transaction is more favorable to the shareholders of the Corporation than the Merger; (ix) the Board's evaluation of the high probability that Davel would be able to consummate the Merger Agreement and the absence of a financing condition as a condition to Davel's obligations to consummate the Merger; and (x) the fact that Davel's offer was the highest offer believed by the Board of Directors to be available to the Corporation at the time the Merger Agreement was executed.

     In view of the wide variety of material factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not attempt to, quantify or otherwise attempt to assign relative weights to the specific factors described above in reaching its determination.

OPINION OF FINANCIAL ADVISOR

     On November 24, 1997, Bradford delivered its written opinion to the Board of Directors of the Corporation that as of November 24, 1997, the Merger Consideration to be received by the shareholders of the Corporation pursuant to the Merger Agreement is fair to such shareholders from a financial point of view.

     THE FULL TEXT OF THE WRITTEN OPINION OF BRADFORD DATED NOVEMBER 24, 1997, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX II TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. THE OPINION OF BRADFORD IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF SUCH OPINION INCLUDED IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In conducting its analysis and arriving at its opinion, Bradford considered such financial and other information as it deemed appropriate, including, among other things, (i) the Merger Agreement; (ii) the historical and current financial position and results of operations of the Corporation and Davel as set forth in their respective periodic reports and proxy materials filed with the Securities and Exchange Commission (the "Commission"); (iii) certain internal operating data and financial analyses and forecasts of the Corporation for the fiscal years beginning July 1, 1997 and ending June 30, 2001, prepared for the Corporation by its senior management; (iv) certain financial and securities trading data of certain other companies, the securities of which are publicly traded, that Bradford believed to be comparable to the Corporation or relevant to the Merger; (v) the financial terms of certain other transactions that Bradford believed to be relevant; (vi) the reported price and trading activity for the Common Stock; and (vii) such other financial studies, analyses and investigations as Bradford deemed appropriate for purposes of its opinion. Bradford also held discussions with members of the senior management of the Corporation regarding the past and current business operations, financial condition and future prospects of the Corporation.

     Bradford relied upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion, and Bradford did not assume any responsibility for, nor undertake an independent verification of such information for purposes of rendering its opinion. With respect to the internal operating data and financial analyses and forecasts supplied to Bradford, it assumed that such data, analyses and forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Corporation's senior management as to the recent and likely future performance of the Corporation. In addition, Bradford did not make an independent evaluation or appraisal of the assets and liabilities of the Corporation or any of its subsidiaries, and Bradford was not furnished with any such evaluation or appraisal.

     The following are financial and comparative analyses that were performed by Bradford, and which Bradford considers to be material, in arriving at its opinion dated November 24, 1997 as to the fairness of the Merger Consideration to be received by the shareholders of the Corporation.

(a) Discounted Cash Flow Analysis. Using discounted cash flow analysis, based on publicly available information and information obtained from management of the Corporation, Bradford discounted to present value the projected future cash flows that the Corporation is projected to produce through fiscal year 2001, assuming the Corporation performed in accordance with the earnings forecast of management. Bradford calculated terminal values for the Corporation (i.e., the values at the 2001 year end) by applying multiples to earnings before interest, taxes, depreciation and amortization ("EBITDA"), net income and the number of phones projected to be in operation in the year 2001. The cash flow streams and terminal values were then discounted to present values using a range of discount rates chosen to reflect the Corporation's cost of capital. Based on this analysis, the implied value per share of the Corporation ranged from $8.36 to $11.50, as compared to the Merger Consideration of $10.50.

(b) Comparable Company Analysis. Using publicly available information, Bradford reviewed selected financial and operating data, including revenues, historical and projected earnings, EBITDA and number of phones in operation for several publicly traded companies engaged in the business of operating public pay phones (the "Comparable Company Group"). Bradford calculated the current market price of each company as a multiple of estimated 1998 earnings (which ranged from 12.6x to 20.2x with an average multiple of 16.2x); total firm value (defined as equity market value plus net debt) as a multiple of last twelve months ("LTM") revenues (which ranged from 1.2x to 2.6x, with an adjusted average multiple of 1.6x) and annualized revenues for the most recent quarter (which ranged from 1.2x to 2.3x, with an adjusted average multiple of 1.6x); total firm value as a multiple of LTM EBITDA (which ranged from 6.1x to 10.1x, with an adjusted average multiple of 6.4x) and annualized EBITDA for the most recent quarter (which ranged from 5.8x to 8.7x, with an adjusted average multiple of 6.3x); and total firm value as a multiple of the number of phones in operation (which ranged from $3,579 per phone to $6,302 per phone, with an adjusted average price per phone of $4,141). Bradford then compared these Comparable Company Group multiples to the corresponding multiples in the Merger (assuming Merger Consideration of $10.50 per share), which were, respectively, 1.8x LTM revenues, 9.7x LTM EBITDA, 26.3x estimated 1998 earnings and $4,944 per phone. Bradford also noted that the Corporation had a net loss for the LTM and projected a net loss for 1997.

(c) Comparable Transaction Analysis. Using publicly available information, Bradford reviewed selected transactions in which companies engaged in businesses similar to Davel and the Corporation (the "Comparable Transaction Group") combined their businesses. Bradford calculated the consideration paid for each acquired company in the Comparable Transaction Group as a multiple of the number of phones in operation at the time of the transaction. The price per phone paid for the target company in each transaction ranged from $534 to $8,400, with an average of $3,026. Separately, Bradford also compared the price per phone paid in the acquisition of Cherokee Communications, Inc. by PhoneTel Technologies, Inc. (the "Cherokee Acquisition"), the most comparable recent transaction in the industry. The price per phone paid in the Cherokee Acquisition was approximately $4,068 per phone. Bradford then compared the average price per phone for the Comparable Transaction Group and for the Cherokee Acquisition to the corresponding price per phone in the Merger of $4,944 (assuming Merger Consideration of $10.50).

     Bradford, as part of its investment banking business, engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Corporation selected Bradford as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger, and because of its familiarity with the Corporation and its business.

     Pursuant to an engagement letter dated March 14, 1997, as revised by an amendment thereto dated November 24, 1997, Bradford has earned fees totaling $300,000 for its services as financial advisor to the Corporation's Board of Directors in connection with the Merger, including delivery of Bradford's opinion, and in connection with the terminated PhoneTel transaction and the Talton transaction. Bradford will receive an additional $100,000 upon the closing of the Merger. The Corporation has agreed to indemnify Bradford against certain liabilities arising out of or in connection with the services rendered by Bradford in connection with the engagement.

CERTAIN TAX CONSEQUENCES OF THE MERGER

     The disposition of shares of Common Stock in the Merger will be a taxable transaction to the holders of Common Stock for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, a shareholder will recognize gain or loss for such purposes equal to the difference between the tax basis for the shareholder's shares of Common Stock and the amount of Merger Consideration payable for such shares. For federal income tax purposes, such gain or loss generally will be a capital gain or loss if the shares of Common Stock are a capital asset in the hands of the shareholder, and such capital gain or loss will be subject to tax at various rates depending generally on the shareholder's holding period for the shares of Common Stock. There are limitations on the deductibility of capital losses.

     The summary of tax consequences set forth above is for general information only. The tax treatment of each shareholder will depend in part upon his or her particular situation. Special tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, broker-dealers, persons who are not citizens or residents of the United States, shareholders who acquired the shares of Common Stock through the exercise of Stock Options or otherwise as compensation and persons who received payments in respect of Stock Options. ALL SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

DISSENTERS' RIGHTS

     Pursuant to the provisions of Article 13, if the Merger is consummated, any holder of Common Stock on the Record Date who (i) gives to the Corporation, prior to the vote at the Special Meeting with respect to the approval of the Merger Agreement, written notice of such holder's intent to demand payment for such holder's shares, and (ii) does not vote in favor thereof, shall be entitled to receive, upon compliance with all applicable statutory requirements, the fair value of such holder's shares as determined immediately prior to the Effective Time, excluding any appreciation or depreciation in anticipation of the Merger. Set forth below is a summary of the material rights of a dissenting shareholder of the Corporation, which summary is qualified in its entirety by reference to
Article 13, which is included as Annex III to this Proxy Statement. Any shareholder of the Corporation who intends to dissent from approval of the Merger Agreement should carefully review the text of such provisions and should also consult with such holder's attorney. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to the Corporation's shareholders, except as indicated below or otherwise required by law.

     A shareholder of record may assert dissenters' rights as to fewer than all the shares registered in such holder's name only if such holder dissents with respect to all shares beneficially owned by any one beneficial shareholder and such holder notifies the Corporation in writing of the name and address of each person on whose behalf such holder asserts dissenters' rights. The rights of such a partial dissenter are determined as if the shares as to which such holder dissents and such holder's other shares were registered in the names of different shareholders.

     The written objection requirement referred to above will not be satisfied under the GBCC by merely voting against approval of the Merger Agreement by proxy or in person at the Special Meeting. Any holder of Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the transaction and will not be entitled to assert dissenters' rights. In addition to not voting in favor of the Merger Agreement, a shareholder wishing to preserve the right to dissent and seek appraisal must give a separate written notice of such holder's intent to demand payment for such holder's shares if the Merger is effected, as herein provided.

     Any written objection to the Merger Agreement satisfying the requirements discussed above must be addressed as follows: Communications Central Inc., 1150 Northmeadow Parkway, Suite 118, Roswell, Georgia 30076, Attention: Barry E. Selvidge, Corporate Secretary.

     If the Merger is authorized at the Special Meeting, the Corporation will deliver a written dissenters' notice (the "Dissenters' Notice") to all shareholders who satisfied the foregoing requirements no later than ten days after the Effective Time, which Dissenters' Notice will (i) state where the demand for payment must be sent and where and when certificates for certificated shares must be deposited, (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received, (iii) set a date by which the Corporation must receive the payment demand (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered), and (iv) be accompanied by a copy of Article 13.

     A shareholder of record who receives the Dissenters' Notice must demand payment and deposit such holder's certificates in accordance with the Dissenters' Notice. Such shareholder will retain all other rights of a shareholder until the consummation of the Merger. A record shareholder who does not demand payment or deposit such holder's share certificates where required, each by the date set forth in the Dissenters' Notice, is not entitled to payment for such holder's shares under Article 13.

     Except as described below, the Corporation must, within ten days of the later of the Effective Time or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount the Corporation estimates to be the fair value of such holder's shares, plus accrued interest from the Effective Time. Such offer of payment must be accompanied by (i) certain recent financial statements of the Corporation, (ii) the Corporation's estimate of the fair value of the shares, (iii) an explanation of how the interest was calculated, (iv) a statement of the dissenter's right to demand payment under Section 14-2-1327 of the GBCC, and (v) a copy of Article 13. If the shareholder accepts the Corporation's offer, or is deemed to have accepted the offer by failing to respond within 30 days, payment must be made within 60 days after the later of the making of the offer or the Effective Time.

     If the Merger is not effected within 60 days after the date set for demanding payment and depositing share certificates, the Corporation must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If, after such return and release, the Merger is effected, the Corporation must send a new Dissenters' Notice and repeat the payment demand procedure described above.

     Section 14-2-1327 of the GBCC provides that a dissenting shareholder may notify the Corporation in writing of such holder's own estimate of the fair value of such holder's shares and the amount of interest due, and may demand payment of such estimate, if (i) such holder believes that the amount offered by the Corporation is less than the fair value of such holder's shares or that the interest due has been calculated incorrectly, or (ii) the Corporation, having failed to effect the Merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. A dissenting shareholder waives such holder's right to demand payment under Section 14-2-1327 and is deemed to have accepted the Corporation's offer unless such holder notifies the Corporation of such holder's demand in writing within 30 days after the Corporation makes or offers payment for such holder's shares. If the Corporation does not offer payment within ten days of the later of the Effective Time or receipt of a payment demand, then (i) the shareholder may demand the financial statements and other information required to accompany the Corporation's payment offer, and the Corporation must provide such information within ten days after receipt of the written demand, and (ii) the shareholder may notify the Corporation of such holder's own estimate of the fair value of such holder's shares and the amount of interest due, and may demand payment of such estimate.

     If a demand for payment under Section 14-2-1327 remains unsettled, the Corporation must commence a nonjury equity valuation proceeding in the Superior Court of Fulton County, Georgia within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and the accrued interest. If the Corporation does not commence the proceeding within such 60 day period, it is required to pay each dissenting shareholder whose demand remains unsettled the amount demanded. The Corporation is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each dissenting shareholder. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the amount that the court finds to be the fair value of such holder's shares, plus interest to the date of judgment.

     The court in an appraisal proceeding must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against the Corporation, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against the Corporation if the court finds the Corporation did not substantially comply with the requirements of Article 13, or against either the Corporation or dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13.

     If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against the Corporation, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the Effective Time, regardless of whether notice of the Merger and of the right to dissent was given by the Corporation in compliance with the shareholder meeting notice and Dissenters' Notice requirements.


ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be accounted for by Davel as a "purchase" for accounting and financial reporting purposes. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time.

STOCK PURCHASE RIGHTS

     The Corporation has taken all necessary action such that neither Davel nor Merger Subsidiary will become an "Acquiring Person," such that no "Triggering Event," "Stock Acquisition Date," or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur, and such that the Rights Agreement will not be applicable to the Merger Agreement or the consummation of the Merger and other transactions contemplated by the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     General. Except as set forth below, none of the Company's directors or executive officers has any material interest in or related to the Merger. As described in more detail under the caption "Security Ownership," certain directors and executive officers of the Corporation hold shares of Common Stock and/or Stock Options. Pursuant to the Merger Agreement, such persons will receive the same consideration for such securities as other holders of shares, options and warrants to purchase Common Stock who are not directors or executive officers of the Corporation. Under the Merger Agreement, all unvested Stock Options (including those held by officers of the Corporation) will accelerate and become fully vested immediately prior to consummation of the Merger. All theretofore unexercised Stock Options will be exchanged for cash upon consummation of the Merger. See " -- General."

     Employment and Non-Competition Agreements. On November 6, 1995, the Corporation entered into an Employment Agreement with Rodger L. Johnson (the "Original Agreement") under which Mr. Johnson currently serves as the Corporation's President and Chief Executive Officer. Pursuant to the Original Agreement, for fiscal 1997, Mr. Johnson was paid a base salary of $228,000 and, based on the Corporation's performance during such year, was granted a bonus equal to one-half of his base salary, or $114,000. The Original Agreement also provides that if Mr. Johnson's employment with the Corporation is terminated as a result of a "Change of Control" (as defined therein), subject to certain limitations, the Corporation will pay Mr. Johnson an amount equal to his base salary less $28,000, plus the average of any bonus payments for the Corporation's most recent two fiscal years preceding termination. In connection with the execution of the Original Agreement, the Corporation granted Mr. Johnson an option to purchase up to 500,000 shares of Common Stock at an exercise price of $6.50 per share. As of December 4, 1997, options with respect to 256,249 of such shares were vested under the terms of the relevant option agreement. The remainder of such options will vest automatically, per the terms of the relevant option agreements, upon consummation of the Merger.

     Pursuant to the Merger Agreement, Mr. Johnson and five other key employees of the Corporation have entered into Employment and Non-Competition Agreements with the Corporation, which will become effective only upon consummation of the Merger and will provide for such employees to continue to be employed by the Corporation for a period of six months following the Merger (the "Employment Period"). In the case of Mr. Johnson, if the Merger is consummated, this agreement will supercede the Original Agreement. None of the other five key employees has an existing employment agreement with the Corporation. Under the Employment and Non-Competition Agreements, Mr. Johnson and such other employees will be entitled to receive payments for agreeing not to compete with the Corporation during the Employment Period and for certain periods thereafter. The Employment and Non-Competition Agreements provide for the following payments to the following employees as consideration for agreeing not to compete with the Corporation during the Employment Period and for the following periods thereafter: (i) Mr. Johnson, $505,000 for three years; (ii) Anthony J. Palermo, the Company's Executive Vice President of Sales, and C. Douglas McKeever, the Company's Vice President-Finance, $150,000 each for 18 months; and (iii) Mark Noyd and Ann Galloway, $50,000 each for 18 months. The Employment and Non-Competition Agreement of Barry E. Selvidge, the Company's Vice President - Regulatory Affairs, General Counsel and Secretary, provides for him to receive $75,000 for agreeing not to compete with the Corporation during the Employment Period. In addition, under Mr. Johnson's Employment and Non-Competition Agreement, Mr. Johnson will also receive a severance payment analogous to the severance payment of approximately $200,000 that he would have been entitled to receive (but will forego) under the Original Agreement.

     Indemnification. Under the Merger Agreement, Davel has agreed to cause the Surviving Corporation to indemnify, for a period of at least six years after the Effective Time, to the full extent permitted by Georgia law, the present and former directors and officers of the Corporation and its subsidiaries in respect of actions taken prior to and including the Effective Time in connection with their duties as officers or directors of the Corporation (including transactions related to the Merger).

EFFECTIVE TIME OF THE MERGER

     As soon as practicable after satisfaction or, to the extent permitted, waiver of all conditions to the Merger set forth in the Merger Agreement, the parties to the Merger Agreement will cause a Certificate of Merger to be executed, delivered and filed with the Georgia Secretary of State. The Effective Time for the Merger will be such time as the Certificate of Merger is duly filed with the Georgia Secretary of State and any additional requirements of the GBCC are complied with, or such later time as is specified in the Certificate of Merger. See "-- Terms of the Merger Conditions to the Merger."

PAYMENT FOR SHARES OF COMMON STOCK

     As a result of the Merger, holders of certificates formerly representing shares of Common Stock (the "Certificates") will cease to have any equity interest in the Surviving Corporation. After consummation of the Merger, all Certificates will be required to be surrendered to the Exchange Agent in order to receive the Merger Consideration to which holders thereof will be entitled as a result of the Merger. No interest will be paid or accrued on the cash payable upon the surrender of Certificates.

     Detailed instructions with regard to the surrender of Certificates, together with a letter of transmittal, will be forwarded by the Exchange Agent to holders of Certificates promptly following the Effective Time. HOLDERS OF SHARES OF COMMON STOCK SHOULD NOT SUBMIT THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED SUCH MATERIALS. Upon surrender of the Certificates and other required documents to the Exchange Agent, the Exchange Agent, promptly following its receipt of the Certificates, will distribute the Merger Consideration (subject to applicable withholding taxes) for each share represented by such Certificates to the holder thereof.

     If any portion of the Merger Consideration to be received upon exchange of an outstanding Certificate or Certificates is to be paid to a person other than the person in whose name the Certificate surrendered and exchanged therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a check representing cash to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is payable.

NO SOLICITATION; FIDUCIARY DUTIES

     The Merger Agreement provides that the Corporation shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' officers, directors, employees, agents or representatives to: (i) solicit, initiate or encourage, directly or indirectly, including by way of furnishing or disclosing non-public information, any inquiries or proposals relating to any merger, consolidation or other business combination involving the Corporation or the acquisition of all or substantially all of the assets or capital stock of the Corporation (a "Competing Transaction"); (ii) negotiate, explore or otherwise engage in substantive discussions with any other entity relating to any Competing Transaction; or (iii) enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger; provided that if the Corporation's Board of Directors determines in good
        -------------
faith, after consultation with its financial advisors and legal counsel, that failure to take the following actions would constitute a breach of its fiduciary duties, (A) the Corporation may, in response to a bona fide unsolicited written proposal with respect to a Competing Transaction from a credible third party that is not subject to any material financing uncertainties and is more favorable to the Corporation's shareholders than the Merger, furnish or disclose non-public information to, and negotiate, explore or otherwise discuss with, or enter into an agreement with, such third party, and (B) upon receipt of an unsolicited written proposal with respect to a Competing Transaction that appears, on its face, to meet the requirements of clause (A) above, the Corporation may explore such proposal for the purpose of determining if it satisfies such requirements. See "Terms of the Merger -- Termination."

GOVERNMENT AND REGULATORY APPROVALS AND FILINGS

     The Corporation must obtain such approvals and consents of state public service commissions as are required under applicable laws.

TERMS OF THE MERGER

     The terms of the Merger are set forth in the Merger Agreement that appears as Annex I to this Proxy Statement, and the description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement. Shareholders are urged to review the Merger Agreement carefully.

 GENERAL

     The Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. The Merger is contingent upon the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock at the Special Meeting and the satisfaction or waiver of the other conditions to the obligations of the parties.

     At the Effective Time, Merger Subsidiary will merge with and into the Corporation. The Corporation will be the Surviving Corporation in the Merger. Pursuant to the Merger, each share of Common Stock issued and outstanding at the Effective Time will be canceled and converted automatically into the right to receive the Merger Consideration, other than shares owned by Davel and its subsidiaries (which will be automatically canceled and extinguished) and shares held by shareholders who properly exercise and perfect their dissenters' rights. Each outstanding share of common stock of Merger Subsidiary will be automatically converted into one share of common stock of the Surviving Corporation. As a result of the Merger, shareholders of the Corporation (other than Davel and its affiliates) will cease to have an equity interest in, or possess rights as shareholders of, the Surviving Corporation.

 AMENDMENT, EXTENSION, WAIVER

     Subject to the applicable provisions of the GBCC, at any time prior to the Effective Time, the parties may amend or waive any provision of the Merger Agreement if such amendment or waiver is in writing and signed, in the case of an amendment, by all parties to the Merger Agreement, and, in the case of a waiver, by the party against whom the waiver is to be effective. After approval, however, of the Merger Agreement by the shareholders of the Corporation at the Special Meeting, no such amendment or waiver may, without further approval of such shareholders, change the amount or kind of the Merger Consideration, change the articles of incorporation of the Surviving Corporation, or change any terms of the Merger Agreement if such change would adversely affect such shareholders. The Merger Agreement may not be amended unilaterally by any party.

     At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or acts of the other parties under the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or (iii) waive compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement, other than approval of the Corporation's shareholders and any required approvals relating to the HSR Act.

 CONDITIONS TO THE MERGER

     The respective obligations of each party to consummate the Merger are subject to the satisfaction or, where permissible, waiver of the following conditions: (i) approval of the Merger Agreement by the requisite vote of the Corporation's shareholders; (ii) expiration or early termination of all applicable waiting periods under the HSR Act; and (iii) the absence of any applicable law or regulation or any injunction, order, judgment or decree that would prohibit consummation of the Merger.

     The obligations of Davel and Merger Subsidiary to consummate the Merger are also subject to the satisfaction or waiver of the following conditions: (i) cancellation at the Effective Time of all outstanding Stock Options in exchange for the consideration described under "- General"; (ii) the absence of any breach of certain specified representations and warranties of the Corporation contained in the Merger Agreement, when made and immediately prior to the Effective Time, and the Corporation's performance or compliance, in all material respects, of or with each of its covenants and agreements in the Merger Agreement; (iii) the execution and delivery to Davel of all Employment and Non-Competition Agreements as described under "-- Interests of Certain Persons in the Merger"; and (iv) the accuracy as of the date of the Merger Agreement and as of the Effective Time of the representations and warranties of the Corporation contained in the Merger Agreement, except where the failure of such representations and warranties to be accurate would not, in the aggregate, have a Material Adverse Effect (as defined in the Merger Agreement).

     The obligations of the Corporation to consummate the Merger are also subject to the satisfaction or waiver of the condition that the representations and warranties of Davel and Merger Subsidiary contained in the Merger Agreement be true and correct as of the date of the Merger Agreement and as of the Effective Time, except where the failure of such representations and warranties to be true and correct would not, in the aggregate, have a material adverse effect on Davel and Merger Subsidiary.

 CONDUCT OF BUSINESS PENDING THE MERGER

     The Corporation has agreed, pending the Effective Time, to conduct and to cause each of its subsidiaries to conduct, their respective operations in the ordinary and usual course of business and consistent with past practice, and to use its reasonable best efforts: (i) to preserve intact its business organization and goodwill; (ii) to keep available the services of its officers and employees; and (iii) to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it. The Corporation has agreed that, except as contemplated in the Merger Agreement or consented to in writing by Davel and Merger Subsidiary, prior to the Effective Time, (i) it will not amend its Articles of Incorporation or Bylaws; (ii) it will not split, combine or reclassify the outstanding shares of Common Stock or declare, set aside or pay any dividend payable in cash, stock or property with respect to such shares;
(iii) neither it nor any subsidiary will issue or agree to issue any additional shares or rights to acquire shares of capital stock, other than shares issuable upon exercise of outstanding Stock Options or Warrants; (iv) neither it nor any subsidiary will enter into or agree to enter into any new or amended contract with any unions representing employees of the Corporation or any subsidiary; (v) except as described under "-- No Solicitation; Fiduciary Duties," it will not authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement with respect to any merger, consolidation or business combination (other than the Merger), any acquisition or disposition of a material amount of assets or securities or any material change in its capitalization, or enter, other than in the ordinary course of business consistent with past practices, into a material contract or any release of any material contract rights; (vi) neither the Corporation nor any subsidiary will enter into or amend any employment, severance or change-in-control agreement, or any benefit plan except as required by law or regulations, or make any contribution to any such plan except as required pursuant to the terms thereof;
(vii) it will not incur or assume any long-term debt (including capital leases) or, except in the ordinary course of business under existing lines of credit or except to fund costs incurred in connection with the Merger, incur, assume or permit to exist any short-term debt in an aggregate amount exceeding $1,400,000;
(viii) it will not assume or guarantee the obligations of any other person except wholly-owned subsidiaries of the Corporation in the ordinary course of business and consistent with past practices; (ix) it will not make any loans to or investments in any person, other than a wholly-owned subsidiary; or (x) it will neither amend the Rights Agreement nor redeem any of the related rights.

 TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective
Time: (i) by mutual written consent of the Corporation, Davel and Merger Subsidiary; (ii) by either the Corporation or Davel if (A) the Merger has not been completed by February 27, 1998, or (B) any law or regulation prohibits the Merger or any final and nonappealable judgment, injunction, order or decree enjoins the Corporation or Davel from completing the Merger; (iii) by either Davel or Merger Subsidiary if (A) the Corporation's Board of Directors withdraws, modifies or changes its recommendation or approval with respect to the Merger in a manner adverse to Davel, (B) the Corporation's Board of Directors recommends any proposal relating to a Competing Transaction, (C) any other person or group becomes the beneficial owner of more than 20% of the outstanding shares of Common Stock, or (D) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 400 Industrial Companies or the New York Stock Exchange Composite Index exceeds 15% measured from November 21, 1997; or (iv) by the Corporation's Board of Directors to allow the Corporation to enter into a Competing Transaction that the Board has determined is more favorable to the Corporation and its shareholders than the Merger.

     If the Merger Agreement is terminated by either Davel or Merger Subsidiary pursuant to clause (iii)(A), (iii)(B) or (iii)(C) above, or by the Corporation pursuant to clause (iv) above, then the Corporation will pay Davel a termination fee of $3 million, plus out-of-pocket expenses not to exceed $500,000 incurred by Davel in connection with the proposed Merger.

                     MARKET PRICES AND DIVIDEND INFORMATION

     The Common Stock is listed and traded on the Nasdaq Stock Market. As of November 24, 1997, the last date on which the Common Stock was traded prior to the public announcement of the signing of the Merger Agreement, the high and low sales prices of the Common Stock on the Nasdaq Stock Market were $8 per share and $8 1/4 per share, respectively. On December 19, 1997, the latest practicable trading day before the printing of this Proxy Statement, the high and low sales prices of the Common Stock on the Nasdaq Stock Market were $10 1/64 per share and $9 3/4 per share, respectively.

           SELECTED FINANCIAL INFORMATION CONCERNING THE CORPORATION

     The selected summary consolidated financial data presented below for each of the last five fiscal years ended June 30, 1997, and the three months ended September 30, 1997 and 1996, have been derived from the Corporation's historical financial statements. This data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation included in the Annual Report on Form 10-K, as amended by Form 10-K/A filed October 28, 1997 and Form 10-K/A filed December 15, 1997, for the fiscal year ended June 30, 1997, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, which is incorporated by reference into this Proxy Statement. See "Additional Information -- Incorporation of Certain Documents by Reference."


                                                              IN THOUSANDS EXCEPT PER SHARE AMOUNTS
                                     THREE MONTHS ENDED
                                 SEPTEMBER 30, (UNAUDITED)                    FISCAL YEARS ENDED JUNE 30,
                                 -------------------------     ----------------------------------------------------
                                      1997        1996            1997       1996       1995     1994      1993
                                   ----------  ---------       ---------   ---------  --------  -------  --------
INCOME STATEMENT DATA

Total Revenue                       $ 24,150   $ 26,792         $103,848   $105,340   $ 81,422  $46,124  $29,878
Operating Income (Loss)               (1,138)     1,653           (5,593)   (11,525)     7,828    5,519    2,486
Income (Loss) Before
 Income Tax Expense and
 Extraordinary Item                   (2,830)         3           (8,406)   (17,868)     4,300    4,506    1,124

Net Income (Loss)                     (2,830)         3           (8,406)   (17,946)     3,172    2,779    1,084

PER SHARE (DOLLARS)

Net Income (Loss)                      (0.45)     (0.00)           (1.38)     (2.96)      0.52     0.28    (1.41)

BALANCE SHEET DATA
(at end of period)

Total Assets                         100,234    110,430          104,333    109,728    122,967   63,643   30,157

Current Portion of Notes Payable
 and Long-Term Debt                   68,697     16,549           71,697      3,088      1,271      671    2,608

Notes Payable and Long-Term Debt,
 Less Current Portion                     --     56,697               --     70,197     70,197   18,557   13,500

Total Shareholders' Equity
 (Deficit)                            16,730     27,918           19,550     26,537     44,275   40,037   (3,017)

CASH DIVIDENDS DECLARED AND PAID
 PER SHARE OF COMMON STOCK                --         --               --         --         --       --       --


                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of Common Stock by all persons who, to the knowledge of the Corporation, beneficially owned more than five percent of the outstanding shares of Common Stock as of December 4, 1997, or, in certain instances as described in the footnotes below, as of a date of the filing by such person of a Schedule 13G with the Commission. According to rules adopted by the Commission, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise. Unless otherwise indicated, all persons have sole voting and investment power over all shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than one percent of the outstanding Common Stock.


NAME OF                                                  AMOUNT AND NATURE      PERCENT OF CLASS
Beneficial Owner                                      OF BENEFICIAL OWNERSHIP  BENEFICIALLY OWNED
--------------------------------------------------    -----------------------  -------------------

RIT Capital Partners Plc/1/.........................           981,880                15.6%
Entities affiliated with Goldman, Sachs & Co./2/....           655,000                10.4
Heartland Advisors, Inc./3/.........................           573,400                 9.1
Entities affiliated with Brinson Partners, Inc./4/..           476,448                 7.6
Entities affiliated with MVP Ventures Group/5/......           432,661                 6.9
-----------------------------

    /1/The business address of RIT Capital Partners Plc is 27 St. James's Place, London, England SWIA INR.

    /2/The business address of Goldman, Sachs & Co. and related entities is 85 Broad Street, New York, New York 10004. Entities whose shares are included with Goldman, Sachs & Co.'s shares above include the parent holding company, The Goldman Sachs Group, L.P. The numbers reported were derived from a Schedule 13G executed by Goldman, Sachs & Co. on February 10, 1997, and filed with the Commission on February 10, 1997.

    /3/The business address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202. The numbers reported were derived from a
Schedule 13G executed by Heartland Advisors, Inc. on February 12, 1997, and filed with the Commission on February 14, 1997.

    /4/The business address of Brinson Partners, Inc. and related entities is 209 South LaSalle, Chicago, Illinois 60604-1295. Entities whose shares are included with Brinson Partners, Inc.'s shares above include: (i) Brinson Trust Company; (ii) Brinson Holdings, Inc.; (iii) SEC Holding (USA), Inc.; and (iv) Swiss Bank Corporation. The numbers reported were derived from a Schedule 13G executed by Brinson Partners, Inc. on February 12, 1997, and filed with the Commission on February 13, 1997.

    /5/The business address of MVP Ventures Group ("MVP") and related entities is 45 Milk Street, Boston, Massachusetts 02109. Entities whose shares are included with MVP's shares above include: (i) Chestnut III Ltd. Partnership (54,997 shares held of record); (ii) Chestnut Capital International III (73,177 shares held of record); (iii) Late Stage Fund 1990 Limited Partnership (218,856 shares held of record); (iv) Late Stage Fund 1991 Limited Partnership (84,787 shares held of record); and (v) MVP Investors Limited Partnership (844 shares held of record).

     The Corporation knows of no other person who is the beneficial owner of more than five percent of the Common Stock.

SECURITY OWNERSHIP OF CERTAIN MANAGEMENT OF THE CORPORATION

     The following table sets forth information, as of December 4, 1997, concerning Common Stock owned by (i) each director; (ii) the Chief Executive Officer and the other executive officers of the Corporation who earned more than

$100,000 during fiscal 1997 and were serving as executive officers at the end of fiscal 1997; and (iii) all directors and officers of the Corporation as a group. According to rules adopted by the Commission, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise. Accordingly, the beneficial ownership information set forth below includes shares that are subject to unvested Stock Options that, under the Merger Agreement, will accelerate and become fully vested immediately prior to consummation of the Merger. Unless otherwise indicated, all persons have sole voting and investment power over all shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than one percent of the outstanding Common Stock.

                                                          PERCENT OF CLASS
NAME OF                             AMOUNT AND NATURE       BENEFICIALLY
Beneficial Owner                 OF BENEFICIAL OWNERSHIP        OWNED
-------------------------------  -----------------------  -----------------

Robert C. Fisher, Jr./1/.......             9,748                 *
Richard W. Oliver/2/...........            24,862                 *
Peter A. Schober/3/............            10,900                 *
Ronald C. Warrington/4/........            24,398                 *
Rodger L. Johnson/5/...........           500,000               7.4%
C. Douglas McKeever/6/.........            60,000               1.0
Anthony J. Palermo/7/..........            93,000               1.5
Robert E. Bowling/8/...........            30,838                 *
All current directors and
executive officers as a group
 (9 persons)/9/................           781,246              11.1%
-----------------------------

    /1/All of the shares listed for Mr. Fisher represent shares subject to currently exercisable options having a weighted average exercise price of $5.92 per share. Upon consummation of the Merger, under the terms of the Merger Agreement, Mr. Fisher will be paid in cash the difference between the Merger Consideration of $10.50 and such weighted average exercise price, times 9,748 shares.

    /2/Shares beneficially owned by Mr. Oliver include 2,000 shares owned by him directly and 22,862 shares subject to currently exercisable options. Of the shares subject to currently exercisable options, 15,000 shares are subject to options having an exercise price in excess of $10.50 per share, such that none of such options will be exchanged for cash upon consummation of the Merger. The remaining 7,862 shares are subject to currently exercisable options having a weighted average exercise price of $6.07 per share. Upon consummation of the Merger, under the terms of the Merger Agreement, Mr. Oliver will be paid in cash the difference between the Merger Consideration of $10.50 and such weighted average exercise price, times 7,862 shares.

    /3/Shares beneficially owned by Mr. Schober include 400 shares held of record by William Schober, Mr. Schober's son, and 844 shares beneficially owned by MVP. While Mr. Schober may be deemed to be an "affiliate" of MVP, he disclaims beneficial ownership of such shares. Shares beneficially owned by Mr. Schober also include 9,656 shares subject to currently exercisable options having a weighted average exercise price of $5.85 per share. Upon consummation of the Merger, under the terms of the Merger Agreement, Mr. Schober will be paid in cash the difference between the Merger Consideration of $10.50 and such weighted average exercise price, times 9,656 shares.

    /4/All of the shares listed for Mr. Warrington represent shares subject to currently exercisable options. Of the shares subject to currently exercisable options, 15,000 shares are subject to options having an exercise price in excess of $10.50 per share, such that none of such options will be exchanged for cash upon consummation of the Merger. The remaining 9,398 shares are subject to currently exercisable options having a weighted average exercise price of $5.66 per share. Upon consummation of the Merger, under the terms of the Merger Agreement, Mr. Warrington will be paid in cash the difference between the Merger Consideration of $10.50 and such weighted average exercise price, times 9,398 shares.

    /5/Such amount is comprised of 256,249 shares subject to currently exercisable options and 243,751 shares subject to options not vested as of December 4, 1997. Under the terms of the relevant option agreement, unvested options will accelerate and be vested in full as of the date the Merger is consummated. Accordingly, under the terms of the Merger Agreement, upon consummation of the Merger, Mr. Johnson will be paid in cash the difference between the Merger Consideration of $10.50 and the $6.50 per share exercise price of his options, times 500,000 shares.

    /6/Such amount is comprised of 29,250 shares subject to currently exercisable options and 30,750 shares subject to options not vested as of December 4, 1997. Under the terms of the relevant option agreement, unvested options will accelerate and be vested in full as of the date the Merger is consummated. Accordingly, under the terms of the Merger Agreement, upon consummation of the Merger, Mr. McKeever will be paid in cash the difference between the Merger Consideration of $10.50 and the $5.25 per share exercise price of his options, times 60,000 shares.

    /7/Such amount is comprised of 3,000 shares owned directly by Mr. Palermo, 43,875 shares subject to currently exercisable options and 46,125 shares subject to options not vested as of December 4, 1997. Under the terms of the relevant option agreement, unvested options will accelerate and be vested in full as of the date the Merger is consummated. Accordingly, under the terms of the Merger Agreement, upon consummation of the Merger, Mr. Palermo will be paid in cash the difference between the Merger Consideration of $10.50 and the $4.50 per share exercise price of his options, times 90,000 shares.

    /8/Such amount is comprised of 4,338 shares owned directly by Mr. Bowling and 26,500 shares subject to currently exercisable options having a weighted average exercise price of $5.75 per share. Upon consummation of the Merger, under the terms of the Merger Agreement, Mr. Bowling will be paid in cash the difference between the Merger Consideration of $10.50 and such weighted average exercise price, times 26,500 shares. Mr. Bowling's employment with the Corporation terminated effective November 1, 1997.

    /9/Such amount includes 768,164 shares subject to options that, pursuant to the accelerated vesting provisions thereof, will either expire or be exchanged for cash upon consummation of the Merger.


                             ADDITIONAL INFORMATION

INDEPENDENT ACCOUNTANTS

     Upon appointment by the Corporation's Board of Directors, Ernst & Young, independent public accountants, audited and reported on the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended June 30, 1997. Such financial statements have been incorporated by reference in this Proxy Statement. Representatives of Ernst & Young are expected to be present at the Special Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Corporation with the Securities and Exchange Commission, are incorporated herein by reference:

     (i) the Corporation's Annual Report on Form 10-K filed October 6, 1997, as amended by Form 10-K/A filed October 28, 1997 and Form 10-K/A filed December 15, 1997, for the fiscal year ended June 30, 1997;

     (ii) the Corporation's Quarterly Report on Form 10-Q filed November 14, 1997, for the quarterly period ended September 30, 1997; and

     (iii) the Corporation's Current Reports on Form 8-K filed October 10, 1997 (as amended by Form 8-K/A filed December 8, 1997), October 21, 1997, and December 2, 1997, respectively.

     All reports and definitive proxy or information statements filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

     A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented herein or delivered herewith will be provided without charge to each person, including any beneficial owner, to whom a Proxy Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means. Requests should be directed to the Corporate Secretary at the address set forth below in "Other Matters."



                                 ANNUAL MEETING

     If the Merger is consummated, no public annual meetings of shareholders of the Corporation will be held in the future. If the Merger is not consummated, the 1997 annual meeting of shareholders of the Corporation will be held as soon as practicable in the first calendar quarter of 1998.

                                 OTHER MATTERS

     The Board of Directors of the Corporation, as of December 29, 1997 is not aware of any matters to be presented for action at the Special Meeting other than the approval of the Merger Agreement and does not intend to bring any other matters before the Special Meeting. If any other matters properly come before the meeting, however, or any adjournment thereof, the person or persons voting the proxies will vote in accordance with their judgment.

     A copy of the Corporation's 1997 Annual Report on Form 10-K as required to be filed with the Commission will be provided on written request without charge to any shareholder whose proxy is being solicited by the Board of Directors.
The written request should be directed to the Secretary of the Corporation, 1150 Northmeadow Parkway, Suite 118, Roswell, Georgia 30076.

                              By Order of the Board of Directors,


                              Barry E. Selvidge
                              Secretary

                                                                         ANNEX I

                         AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                               NOVEMBER 24, 1997

                                  BY AND AMONG

                       DAVEL COMMUNICATIONS GROUP, INC.,

                           PANTHER ACQUISITION CORP.

                                      AND

                          COMMUNICATIONS CENTRAL INC.

                               TABLE OF CONTENTS

ARTICLE I
  [RESERVED]

ARTICLE II
  THE MERGER
    SECTION 2.01    The Merger..................................  1
    SECTION 2.02    Conversion of Shares........................  2
    SECTION 2.03    Exchange of Shares..........................  2
    SECTION 2.04    Dissenting Shares...........................  4
    SECTION 2.05    Stock Options and Warrants..................  4

ARTICLE III
  THE SURVIVING CORPORATION
    SECTION 3.01    Certificate of Incorporation................  5
    SECTION 3.02    Bylaws......................................  5
    SECTION 3.03    Directors and Officers......................  5

ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
    SECTION 4.01    Corporate Organization......................  5
    SECTION 4.02    Authorization...............................  6
    SECTION 4.03    Capital Stock...............................  6
    SECTION 4.04    Subsidiaries................................  7
    SECTION 4.05    Consents and Approvals; No Violation........  7
    SECTION 4.06    SEC Reports and Financial Statements........  8
    SECTION 4.07    Absence of Undisclosed Liabilities..........  8
    SECTION 4.08    Changes.....................................  8
    SECTION 4.09    Investigations; Litigation..................  9
    SECTION 4.10    Environmental and Safety Matters............ 10
    SECTION 4.11    Taxes....................................... 12
    SECTION 4.12    Employment Agreements....................... 13
    SECTION 4.13    Change of Control Provisions................ 13
    SECTION 4.14    Employee Benefit Plans...................... 13
    SECTION 4.15    Licenses.................................... 14
    SECTION 4.16    Trademarks, Trade Names, Patents, etc....... 15
    SECTION 4.17    Compliance with Other Instruments and Laws.. 15
    SECTION 4.18    Employees................................... 15
    SECTION 4.19    Disclosure.................................. 15
    SECTION 4.20    Rights Agreement............................ 16
    SECTION 4.21    Certain Fees................................ 16
    SECTION 4.22    Opinion of Financial Advisor................ 16

    SECTION 4.23    Phones...................................... 16
    SECTION 4.24    Average Net Revenue......................... 16

ARTICLE V
  REPRESENTATIONS AND WARRANTIES OF BUYER
    SECTION 5.01    Corporate Organization...................... 17
    SECTION 5.02    Authorization............................... 17
    SECTION 5.03    Proxy Statement; Other Information.......... 17
    SECTION 5.04    Consents and Approvals; No Violations....... 17
    SECTION 5.05    Financing................................... 18
    SECTION 5.06    Certain Fees................................ 18

ARTICLE VI
  COVENANTS OF THE COMPANY
    SECTION 6.01    Conduct of Business by the Company Pending
                    the Merger.................................. 18
    SECTION 6.02    Shareholders' Meeting; Proxy Material....... 20
    SECTION 6.03    Access to Information....................... 20
    SECTION 6.04    No Solicitation............................. 21
    SECTION 6.05    Representations; Schedules.................. 21
    SECTION 6.06    Corporate Organization...................... 22

ARTICLE VII
  COVENANTS OF BUYER
    SECTION 7.01    Confidentiality............................. 22
    SECTION 7.02    Obligations of Newco........................ 22
    SECTION 7.03    Indemnification............................. 22

ARTICLE VIII
  COVENANTS OF BUYER AND THE COMPANY
    SECTION 8.01    Best Efforts................................ 23
    SECTION 8.02    Certain Filings............................. 23
    SECTION 8.03    Public Announcements........................ 23
    SECTION 8.04    Further Assurances.......................... 24
    SECTION 8.05    Notices of Certain Events................... 24

ARTICLE IX
  CONDITIONS TO THE MERGER
    SECTION 9.01    Conditions to the Obligations of Each Party. 24

ARTICLE X
  TERMINATION
    SECTION 10.01   Termination................................. 26
    SECTION 10.02   Waiver...................................... 27

    SECTION 10.03   Closing..................................... 27
    SECTION 10.04   Effect of Termination; Termination Fee...... 27

ARTICLE XI
  MISCELLANEOUS
    SECTION 11.01   Notices..................................... 28
    SECTION 11.02   Survival of Representations and Warranties.. 29
    SECTION 11.03   Amendments; No Waivers...................... 29
    SECTION 11.04   Expenses.................................... 29
    SECTION 11.05   Successors and Assigns...................... 30
    SECTION 11.06   Governing Law............................... 30
    SECTION 11.07   Counterparts; Effectiveness................. 30
    SECTION 11.08   Headings.................................... 30
    SECTION 11.09   No Third Party Beneficiaries................ 30

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT dated as of November 24, 1997 by and among Davel Communications Group, Inc., an Illinois corporation ("Buyer"), Panther Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of Buyer ("Newco"), and Communications Central Inc., a Georgia corporation (the "Company").

                                    RECITALS
                                    --------

          The Boards of Directors of Buyer, Newco and the Company deem it advisable and in the best interests of the shareholders of such corporations to effect the merger of Newco and the Company pursuant to this Agreement.

          The respective Boards of Directors of Buyer, Newco and the Company have approved the acquisition of the Company by Buyer, and the Board of Directors of the Company has unanimously resolved to recommend that it be approved by the shareholders of the Company.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE I

                                  [RESERVED]


                                  ARTICLE II

                                  THE MERGER

          SECTION 2.01  The Merger.
                        ----------

          (a) At the Effective Time (as defined in Section 2.01(b)), Newco shall be merged (the "Merger") with and into the Company in accordance with the Georgia Business Corporation Code (the "Georgia Law"), whereupon the separate existence of Newco shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation"). The Merger is sometimes hereinafter referred to as the "Transaction."

          (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Newco will file a certificate of merger with the Secretary of State of the State of Georgia (the "Georgia Certificate of Merger") and make all other filings or recordings required by the Georgia Law in connection with the Merger. The Merger shall become effective at such time as the Georgia Certificate of Merger is duly filed with the Secretary of State of the State of Georgia and any additional requirements of the Georgia Law are complied with or at such later time as is specified in the Georgia Certificate of Merger (the "Effective Time").

          (c) From and after the Effective Time, the Surviving Corporation shall possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Newco, all as provided under the Georgia Law.

          SECTION 2.02  Conversion of Shares.
                        --------------------

          (a) At the Effective Time and by virtue of the Merger and without any action on the part of the holders thereof:

               (i) each share of capital stock of the Company held by the Company as treasury stock or owned by Buyer, Newco or any subsidiary of either of them immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

               (ii) each share of capital stock of Newco outstanding immediately prior to the Effective Time shall be converted into and become one share of capital stock of the Surviving Corporation with the same rights and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

              (iii) each share of common stock of the Company, $.01 par value per share, and the associated share purchase right of the Company (a "Share") outstanding immediately prior to the Effective Time shall, except as otherwise provided in clause (i) or clause (ii) of this subsection or as provided in Section 2.04 with respect to Shares as to which appraisal rights have been exercised, be converted into the right to receive $10.50 in cash without interest;

          (b) The consideration into which each Share is to be converted pursuant to clause (iii) of subsection (a) above is referred to herein as the "Merger Consideration."

          SECTION 2.03  Exchange of Shares.
                        ------------------

          (a) Prior to the Effective Time, Buyer shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration. Buyer will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Shares. For purposes of determining the Merger Consideration to be made available, Buyer shall assume that no shareholder of the Company will perfect his right to appraisal of his Shares. Promptly after the Effective Time, Buyer will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange.

          (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

          (c) If any portion of the Merger Consideration payable in respect of any Share is to be paid to a person other than the registered holder of the Shares represented by the certificate or certificates surrendered, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no further registration of transfers of shares of capital stock of the Company which were outstanding immediately prior to the Effective Time.

          (e) Until the Merger Consideration is paid in respect of the Shares, the Exchange Agent may invest portions thereof as Buyer directs, provided that all such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $250,000,000 (collectively, "Permitted Investments") or in money market funds which are invested solely in Permitted Investments. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or Buyer. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to subsection (a) of this Section that remains unclaimed by the holders of Shares entitled thereto six months after the Effective Time shall be returned to Buyer, upon demand. Buyer shall not be liable to any shareholder of the Company for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares who would otherwise be entitled thereto six months after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Buyer free and clear of any claims or interest of any person previously entitled thereto.

          (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to paragraph (a) of this Section 2.03 to pay for Shares for which appraisal rights shall have been perfected shall be returned to Buyer, upon demand.

         SECTION 2.04   Dissenting Shares.  Notwithstanding Section 2.02,
                        -----------------
Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the Georgia Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or waives, rescinds, withdraws or otherwise loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration payable in respect of such Shares pursuant to
Section 2.02. The Company shall give Buyer prompt notice of any demands received by the Company for appraisal of Shares, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.

          SECTION 2.05  Stock Options and Warrants.
                        --------------------------

          (a) At or immediately prior to the Effective Time, the Company shall use its best efforts to cause (i) all outstanding employee stock options to purchase Shares granted under any employee stock option or compensation plan or arrangement of the Company and (ii) all outstanding warrants to purchase Shares of the Company, 200,000 of which have been issued to First Union National Bank and 34,500 of which have been issued to former employees of Perot Systems Corporation (the "Warrants"), to be canceled, and each holder of any such exercisable option or Warrant shall be paid by the Company immediately prior to the Effective Time for each such option or Warrant an amount (funded by Buyer) determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price then in effect of such option or Warrant by (ii) the number of Shares such holder could have purchased had such holder exercised such option or Warrant in full immediately prior to the Effective Time (whether or not such option or Warrant is actually vested or exercisable at such time) without giving effect to any antidilutive changes in the number of such Shares arising from the Merger.

          (b) Prior to the Effective Time, the Company shall use its best efforts to obtain any consents from holders of options to purchase Shares granted under the Company's stock option or compensation plans or arrangements and from holders of Warrants that are necessary to give effect to the transactions contemplated by paragraph (a) of this Section. Except as otherwise agreed to by Buyer and the Company, the Company shall take all action necessary to ensure that (i) the Company's 1991 Stock Option Plan, 1993 Stock Option Plan, as amended and restated as of October 11, 1995, and the Stock Option Plan for Directors (collectively, the "Stock Option Plans") shall have been terminated as of the Effective Time and the provision in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof, shall be canceled as of the Effective Time, and (ii) following the Effective Time, (A) no participant in any Stock Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Buyer, the Company, the Surviving Corporation or any Subsidiary thereof and all such plans shall have been terminated, and (B) the Company will not be bound by any convertible security, option, warrant, right or agreement which would entitle any person to own any capital stock of the Buyer, the Company, the Surviving Corporation or any Subsidiary thereof.


                                  ARTICLE III

                           THE SURVIVING CORPORATION

         SECTION 3.01   Certificate of Incorporation.  The certificate of
                        ----------------------------
incorporation of Newco in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "Communications Central Inc."

         SECTION 3.02   Bylaws.  The bylaws of Newco in effect at the Effective
                        ------
Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 3.03   Directors and Officers.  From and after the Effective
                        ----------------------
Time, until successors are duly elected or appointed in accordance with applicable law, (a) the directors of Newco at the Effective Time shall constitute the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Buyer and Newco that:

         SECTION 4.01  Corporate Organization.  The Company is a corporation
                       ----------------------
duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 4.01 hereto, the Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified or to be in good standing will not, individually or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

         SECTION 4.02  Authorization.  The Company has the necessary corporate
                       -------------
power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors, have been approved by the Board of Directors prior to either Buyer or Newco becoming an "interested shareholder" as defined in Section 14-2-1112 of the Georgia Law and have been approved as otherwise required by the Company's articles of incorporation, as amended. Except for the approval, if required, of this Agreement and the Merger by the Company's shareholders, no other corporate proceeding on the part of the Company is necessary for the execution and delivery of this Agreement by the Company, the performance of the Company's obligations hereunder or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

         Without limiting the generality of the foregoing, the Company's Board of Directors, at a meeting duly called and held, (i) unanimously determined that this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, are fair to and in the best interests of the Company's shareholders, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, and resolved to recommend the adoption and approval of this Agreement and the Merger by the Company's shareholders and (iii) has taken any and all additional actions as may be necessary to cause the provisions of Section 14-2-1111 of the Georgia Law and the restrictions contained in Section 14-2-1132 of the Georgia Law and Article VII of the Company's articles of incorporation to be inapplicable to the Merger. The actions taken by the Company and its Board of Directors in connection with the Merger are sufficient to render the relevant provisions of such Section 14-2-1111 and the restrictions contained in Section 14-2-1132 of the Georgia Law and Article VII of the Company's articles of incorporation inapplicable to the Merger.

         SECTION 4.03  Capital Stock.  The authorized capital stock of the
                       -------------
Company consists of: (a) 50,000,000 Shares, of which, as of November 24, 1997, there were 6,285,987 Shares issued and outstanding (and no Shares held in the Company's treasury) and (b) 2,000,000 shares of preferred stock, $.01 par value, of which no shares are issued or outstanding. All of the outstanding Shares and all of the outstanding shares of capital stock of the Company's Subsidiaries (as defined in Section 4.04 hereof) have been validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except for options to acquire not more than 900,000 Shares pursuant to the Stock Option Plans and the Warrants exercisable for not more than 234,500 Shares, there are no outstanding subscriptions, options, warrants, rights, contracts or other arrangements or commitments obligating the Company to issue any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock.

         SECTION 4.04  Subsidiaries.  Schedule 4.04 hereto lists all direct and
                       ------------
indirect subsidiaries of the Company (each, a "Subsidiary" and collectively, the "Subsidiaries"). Except as listed in Schedule 4.04 hereto, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule
4.04 hereto, each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing will not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.04 hereto, all outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any liens, claims or encumbrances.

          SECTION 4.05  Consents and Approvals; No Violation.  Except as set
                        ------------------------------------
forth on Schedule 4.05 hereto and except for (a) applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (b) expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (c) the filing and recordation of the Georgia Certificate of Merger as required by Georgia Law, (d) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (e) filing with, and approval of, the Nasdaq Stock Market and the SEC with respect to the delisting and deregistration of the Shares, and (f) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required under the corporation, takeover or blue sky laws of various states, no filing with or prior notice to, and no permit, authorization, consent or approval of, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any violation of any provision of the articles of incorporation, as amended, or bylaws of the Company or any Subsidiary, (ii) except as set forth on Schedule 4.05, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or, (iii) violate any federal, state, local or foreign order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect.

           SECTION 4.06  SEC Reports and Financial Statements.
                         ------------------------------------

          (a) Since June 30, 1995, the Company has filed all required forms, reports and documents with the United States Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act") and the Exchange Act (hereinafter collectively referred to as the "Company Reports"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The Company has previously furnished to Buyer copies of all such Company Reports.

          (b) None of such forms, reports or documents, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) The consolidated balance sheets and the related consolidated statements of operations, shareholders' equity and changes in financial position (including, without limitation, the related notes thereto) of the Company and the Subsidiaries included in the financial statements contained in the Company's Annual Report on Form 10-K for the year ended June 30, 1997 (the "Company 10-K") and in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (the "Company 10-Q"), present fairly the consolidated financial position of the Company and the Subsidiaries as of their respective dates, and the results of consolidated operations and changes in consolidated financial position for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject in the case of unaudited interim financial statements to normal year-end audit adjustments.

          SECTION 4.07  Absence of Undisclosed Liabilities.  Neither the Company
                        ----------------------------------
nor any Subsidiary has any liabilities (whether absolute, accrued or contingent), except: (a) liabilities, obligations or contingencies that are accrued and reserved against in the consolidated balance sheet of the Company and the Subsidiaries as of June 30, 1997 or reflected in the notes thereto, (b) liabilities incurred since June 30, 1997 in the ordinary course of business, (c) liabilities disclosed in Schedule 4.07 hereto or (d) liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

          SECTION 4.08  Changes.  Since the date of the Company 10-K, and except
                        -------
as set forth in the Company 10-K, the Company 10-Q and the Company's Current Reports on Form 8-K dated August 13, 1997, August 29, 1997, September 22, 1997, October 10, 1997 and October 21, 1997 and except as otherwise disclosed in
Schedule 4.08 hereto:

          (a) there has been no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole;

          (b) except as permitted by this Agreement, there has been no direct or indirect redemption, purchase or other acquisition of any shares of the Company's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by the Company in respect of the Company's capital stock, or any issuance of any shares of capital stock of the Company, or any granting to any person of any option to purchase or other right to acquire shares of capital stock of the Company or any stock split or other change in the Company's capitalization;

          (c) neither the Company nor any Subsidiary has entered into or agreed to enter into any new or amended contract with any unions representing employees of the Company or any subsidiary;

          (d) neither the Company nor any Subsidiary has entered into or agreed to enter into any new or amended contract with any of the officers thereof or otherwise increased the compensation payable to the officers or directors of any such entity; and

          (e) neither the Company nor any Subsidiary has (i) entered into or amended any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulations or (ii) made any contribution to any such plan except for contributions specifically required pursuant to the terms thereof.

           SECTION 4.09  Investigations; Litigation.
                         --------------------------

          (a) Except as described in Schedule 4.09(a), and other than reviews pursuant to the HSR Act, there are, to the knowledge of the Company, no pending investigations, reviews or inquiries by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality with respect to the Company or any Subsidiary or with respect to the activities of any officer, director or employee of the Company (an "Investigation"), nor to the knowledge of the Company is an Investigation threatened, nor has any such governmental entity indicated to the Company or any executive officer of the Company an intention to conduct an Investigation, other than Investigations which, if the resolution thereof were adverse, would not, individually or in the aggregate, have a Material Adverse Effect. For the purpose of this Agreement, "knowledge of the Company" shall be deemed to mean the actual knowledge, after due inquiry, of any executive officer of the Company.

          (b) Except as described in Schedule 4.09(b) hereto, (i) there are no actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before any court or before any administrative agency or administrative officer or executive, whether federal, state, local or foreign, which seek to enjoin the Merger or which if adversely determined would, individually or in the aggregate, have a Material Adverse Effect, (ii) there are no outstanding domestic or foreign judgments, decrees or orders against the Company or any Subsidiary enjoining any of them in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area that, individually or in the aggregate, have a Material Adverse Effect, (iii) neither the Company nor any Subsidiary is in violation of, and none of them has received any claim or notice that it is in violation of, any federal, state, local or foreign laws, statutes, rules, regulations or orders promulgated or judgments entered by any federal, state, local or foreign court or governmental authority or instrumentality, which violations, individually or in the aggregate, have a Material Adverse Effect; (iv) there are no actions pending, or to the knowledge of the Company, threatened against the directors or any director of the Company alleging a breach of such directors' or director's fiduciary duties, except for such actions or threatened actions as outside legal counsel of the Company, acting in good faith, advises the Company are not likely to prevail in any material respect; and (v) to the knowledge of the Company, there are no claims, actions or proceedings pending or threatened against the Company arising out of the transactions consummated pursuant to the Agreement dated August 21, 1997 among the Company, Invision Telecom, Inc. and Talton Holdings, Inc.

           SECTION 4.10  Environmental and Safety Matters.
                         --------------------------------

          (a) The Company and its Subsidiaries have complied in all material respects and are in compliance in all material respects with all applicable Environmental and Safety Requirements. "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations and all common law in each case concerning public health and safety, worker health and safety, and pollution or protection of the environment (including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation). "Release" has the meaning set forth in CERCLA (as defined below).

          (b) Without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental and Safety Requirements for the occupation of their facilities and the operation of their business, except where the failure to obtain or comply with such permits, licenses and other authorizations will not have a Material Adverse Effect.

          (c) The Company and its Subsidiaries have not received any written or oral notice, report or other information regarding any material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or material investigatory, removal, remedial or corrective obligations, relating to the Company or its Subsidiaries, or any of their respective current or former properties and facilities, and arising under Environmental and Safety Requirements.

          (d) Except as set forth on Schedule 4.10(d) hereto, none of the following exists at any property or facility currently owned or operated by the Company or its Subsidiaries:

             1)  Underground storage tanks;
             2)  Asbestos-containing material in any form or condition;
             3)  Materials or equipment containing polychlorinated biphenyls; or
             4) Landfills, surface impoundments, waste piles or other waste management, treatment, storage or disposal areas.

          (e) The Company and its Subsidiaries have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any substance, including without limitation any hazardous substance, or owned or operated any facility or property, so as to give rise to liabilities of the Company or its Subsidiaries for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, or similar state Environmental and Safety Requirements.

          (f) To the knowledge of the Company, neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

          (g) Neither the Company nor its Subsidiaries have, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for removal, corrective or remedial action, of any other Person relating to any Environmental and Safety Requirements.

          (h) To the knowledge of the Company, no Environmental Lien has attached to any property currently owned, leased or operated by the Company or any Subsidiary. "Environmental Lien" means a lien, either recorded or unrecorded, in favor of any governmental entity, relating to any liability arising under Environmental and Safety Requirements.

          (i) Without limiting the foregoing, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company or its Subsidiaries, or, to the Company's knowledge, any predecessor or affiliate thereof, will prevent, hinder or limit continued compliance in all material respects by the Company with applicable Environmental and Safety Requirements, give rise to any material investigatory, removal, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including without limitation any relating to onsite or offsite Releases or threatened

     Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resource damage.

          SECTION 4.11  Taxes.  Except as set forth on Schedule 4.11 hereto,
                        -----
each of the Company and each of the Subsidiaries has timely filed (or has or will have had filed on its behalf) all federal, state, local and foreign income and other tax returns, reports and declarations which are or were required by applicable law to have been filed at or before the Effective Time, except where the failure to so timely file does not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and the Subsidiaries has paid or will pay (or has or will have paid on its behalf), or where payment is not required to be made, has made or will make adequate provision in reserves established on its financial statements and accounts for the payment of, all taxes (including, without limitation, all taxes required to be withheld, or any interest and penalties on any taxes), in respect of the periods covered by said returns, reports and declarations or any other taxable period ending on or before the Effective Time. The foreign and federal income tax returns of the Company and the Subsidiaries have been audited and settled through, or the statute of limitations has expired with respect to, the taxable year ended June 30, 1994. Except as set forth on Schedule 4.11 hereto, neither the Company nor any Subsidiary has waived or extended, or requested any waiver or extension of, any limitation period for audit or assessment of any tax liability. All material returns, reports and declarations required to be made, including, without limitation, any amendments to date, have been prepared in good faith and are complete and accurate in all material respects. To the knowledge of the Company, neither the Company nor any of the Subsidiaries will have any material liability with respect to any such taxes, including, without limitation, interest and/or penalties thereon, in excess of the amount so paid or the reserves so established on the books of the Company or such Subsidiary. Except as set forth on Schedule 4.11 hereto, neither the Company nor any of the Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge required to be paid by it. No deficiencies for any tax, assessment or governmental charge have been asserted or assessed against the Company or any of the Subsidiaries which have not been paid, settled or adequately provided for through reserves established in the financial statements and accounts and, to the knowledge of the Company, there is no basis for any such deficiency, assessment or charge which would be material to the Company and the Subsidiaries taken as a whole. No election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), has been or shall hereafter be made to treat the Company or any of the Subsidiaries as a consenting corporation (as defined in Section 341(f) of the Code). Neither the Company nor any of its Subsidiaries is a U.S. real property holding corporation within the meaning of Code Section 897(c)(2).

          SECTION 4.12  Employment Agreements.  Except as disclosed in Schedule
                        ---------------------
4.12 hereto, there are no employment, consulting, severance or indemnification arrangements, agreements or understandings between the Company or any Subsidiary, on the one hand, and any directors, officers or other employees of the Company or any Subsidiary, on the other hand.

          SECTION 4.13  Change of Control Provisions.  Except as disclosed in
                        ----------------------------
Schedule 4.l3 hereto, none of the arrangements, agreements or understandings set forth in Section 4.12 hereto and none of the Company's or any Subsidiary's employee benefit plans, programs or arrangements contains any provision that would become operative as the result of a change of control of the

Company or that will become operative as a result of the Merger or any other transactions contemplated by this Agreement.

           SECTION 4.14  Employee Benefit Plans.
                         ----------------------

          (a) Except as set forth in Schedule 4.14(a) hereto, all of the (i) Plans (as defined in clause (b) of this Section 4.14), and (ii) other bonus, insurance, pension, profit sharing, retirement, health, and other benefit plans, stock option plans and stock purchase or ownership plans currently maintained by the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries is a party may be terminated by the Surviving Corporation following the Effective Time without financial penalty or premium and there will be no obligation of the Surviving Corporation or Buyer following the Effective Time to issue any shares of their respective capital stock pursuant to any of the foregoing or otherwise following the Effective Time. Except as set forth in Schedule 4.14(a) hereto, no payment by the Company or any of the Subsidiaries to any person (whether payable or distributable pursuant to the foregoing agreements and plans, this Agreement or otherwise) will be nondeductible by the Company or any of the Subsidiaries for federal income tax purposes because of Section 280G of the Code.

          (b) All employee benefit plans within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company or any of the Subsidiaries since June 30, 1995 (collectively, the "Plans") are in compliance in all material respects with, and have been administered and operated in all material respects in accordance with, the terms of such Plans and applicable law, and the Internal Revenue Service has determined that each such Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and that each related trust is exempt from tax under
     Section 501(a) of the Code. No event which constitutes a "reportable event" as defined in Section 4043 of ERISA has occurred and is continuing with respect to any Plan subject to Title III of ERISA. No material liability under any statutes, orders, governmental rules or regulations applicable to any Plan, including, without limitation, ERISA and the Code, has been or may reasonably be expected to be incurred with respect to any Plan (other than liabilities for the payment of contributions and benefits in the ordinary course). No Plan has been terminated pursuant to Title IV of ERISA. To the best knowledge of the Company, no event has occurred and no condition exists with respect to any Plan which presents a material risk of termination or partial termination of any Plan, which could reasonably be anticipated to result in a material liability on the part of the Company or any of the Subsidiaries. Full payment has been made, or provision has been made therefor, of all amounts which the Company or any of the Subsidiaries were required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) has engaged in any nonexempt prohibited transactions in connection with any Plan (or its related trust) with respect to which the Company, any of the Subsidiaries, or any officer, director, employee of the Company or any of the Subsidiaries or, to the knowledge of the Company, any trustee, administrator or other fiduciary of any Plan, would be subject to either a penalty pursuant to Section 502(i) of ERISA or a tax imposed by
     Section 4975 of the Code nor, to the knowledge of the Company, will the consummation of the transactions contemplated by this Agreement constitute such a transaction. Except as disclosed on Schedule 4.14(b), no material claim, action or litigation, has been made, commenced or, to the knowledge of the Company, threatened with respect to any Plan. No Plan or related trust owns any securities in violation of Section 407 of ERISA. No withdrawal by the Company or any of the Subsidiaries, partial or complete, within the meaning of Title IV of ERISA, has occurred or may be reasonably expected to occur with respect to any Plan which is a multiemployer plan which would create a material liability not adequately reserved against by the Company. With respect to each employee pension benefit plan (as defined in Section 3(2) of ERISA) which is a defined benefit plan and is not a multiemployer plan, the assets of such Plan available to meet the accrued liabilities of such Plan would exceed such liabilities, based on the actuarial assumptions used for plan termination. The Company has paid, or has set up an adequate reserve for the payment of, all material liabilities under each Plan.

          SECTION 4.15  Licenses.  The Company or a Subsidiary, as the case may
                        --------
be, has obtained all permits, concessions, grants, franchises, licenses and other federal, state, local or foreign governmental authorizations and approvals material, individually or in the aggregate, to the conduct of all or any material part of the business of the Company and the Subsidiaries (collectively, "Licenses"), except where the failure to obtain such Licenses will not have a Material Adverse Effect. All of the Licenses are in full force and effect and, to the best of the Company's knowledge after due inquiry, will not be impaired or adversely affected by the transactions contemplated by this Agreement in a manner or to a degree that would have a Material Adverse Effect. There is not pending or, to the knowledge of the Company, threatened any domestic or foreign suit or proceeding with respect to the suspension, revocation, cancellation, modification or non-renewal of any of such Licenses, and, except as set forth on
Schedule 4.15, no event has occurred that (whether with notice or lapse of time, or both) will or may result in a suspension or revocation of or failure to renew any of the Licenses, the loss of which would have a Material Adverse Effect.

          SECTION 4.16  Trademarks, Trade Names, Patents, etc.  The Company or a
                        -------------------------------------
Subsidiary, as the case may be, has the right to use all U.S. and foreign patents, trademarks, trade names, copyrights, inventions, formulae, trade secrets, manufacturing processes, know-how and other intellectual property rights material for the manufacturing and marketing of the products presently manufactured or marketed by it, including, without limitation, any product licensed from others. To the knowledge of the Company, the transactions contemplated by this Agreement will not impair any such patent, trademark, trade name, copyright or other similar property rights. Neither the Company nor any Subsidiary has any knowledge of any notice or claim or other indication that any such patent, trademark, trade name, copyright or other similar property right is not valid or enforceable by the Company or such Subsidiary, as the case may be, or of any infringement upon or conflict with any such patent, trademark, trade name, copyright or other similar property right of any third party by the Company or such Subsidiary, as the case may be, or any claim of a third party alleging such infringement or conflict.

          SECTION 4.17  Compliance with Other Instruments and Laws.  Except as
                        ------------------------------------------
set forth on Schedule 4.17, neither the Company nor any Subsidiary is in violation of any term of its articles of incorporation, as amended, or bylaws, or in violation of any mortgage, indenture, instrument or agreement relating to indebtedness for borrowed money or of any judgment, decree or order which names the Company or any Subsidiary or in violation of any term of any other instrument, contract or agreement to which it is a party or by which it or any of its properties or assets is bound, which violation would have a Material Adverse Effect. Except as set forth on Schedule 4.17, the Company's and each Subsidiary's businesses are in compliance in all material respects with all federal, state, local or foreign statutes, laws, ordinances, rules, governmental regulations, permits, concessions, grants, franchises, licenses or other governmental authorizations or approvals applicable to the operation of such business, except where such violation will not have a Material Adverse Effect.

          SECTION 4.18  Employees.  To the Company's knowledge, as of the date
                        ---------
of this Agreement, no key employee, or group of employees of the Company has any plans to terminate employment with the Company. Without limiting the generality of Section 4.17, the Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining, and it does not have any material labor relations problems (including without limitation threatened or actual strikes or work stoppages or material grievances).

          SECTION 4.19  Disclosure.  At the time the Company Proxy Statement (as
                        ----------
defined in Section 6.02 hereof) or any amendment or supplement thereto is first mailed to shareholders of the Company, at the time such shareholders vote on adoption of this Agreement and at the Effective Time, the Company Proxy Statement as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any disclosure document filed after the date hereof pursuant to the Securities Act, the Exchange Act or any state securities law (each a "Company Disclosure Document") other than the Company Proxy Statement, at the time of any distribution thereof and throughout the remaining pendency of the Merger each such Company Disclosure Document (as supplemented or amended) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this subsection (b) will not apply to statements or omissions in the Company Proxy Statement or the Company Disclosure Documents based upon information furnished to the Company by Buyer or Newco specifically for use therein.

          SECTION 4.20  Rights Agreement.  The Company's Board of Directors has
                        ----------------
taken all necessary action to provide that neither Buyer nor Newco will become an "Acquiring Person," that no "Triggering Event," "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Shareholder Rights Agreement, dated as of July 25, 1995, between the Company and First Union National Bank of North Carolina, as Rights Agent, and amended by Amendment No. 1 to Shareholders Rights Agreement, dated as of March 13, 1997 (the "Rights Agreement")) will occur, and that the Rights Agreement will not be applicable to the execution or delivery of this Agreement or any amendment hereto or the consummation of the Merger and other transactions contemplated hereby. The Company has provided to Buyer and Newco written evidence, reasonably satisfactory to Buyer and Newco, of the foregoing.

          SECTION 4.21  Certain Fees.  Except in connection with the engagement
                        ------------
of J.C. Bradford & Co., neither the Company nor any Subsidiary has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

          SECTION 4.22  Opinion of Financial Advisor.  The Company has received
                        ----------------------------
the opinion of J.C. Bradford & Co., dated the date hereof, to the effect that, as of such date, the Merger Consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, a copy of which opinion has been delivered to Buyer and Newco.

          SECTION 4.23  Phones.  Except as disclosed on Schedule 4.23 hereto,
                        ------
the Company has good and marketable title, free of all liens, claims and encumbrances, to at least 19,500 pay telephones in operation, subject to enforceable site location agreements or generating income for the Company. The average term of such site location agreements for each telephone is at least 40 months.

          SECTION 4.24  Average Net Revenue.  The Average Net Revenue shall be
                        -------------------
at least $90.00 per pay telephone in operation as of the date hereof. For purposes of this Agreement, "Average Net Revenue" for such pay telephones shall mean the average of the monthly gross revenues minus telephone bills and commissions (excluding dial-around compensation) for the 18 months prior to September 30, 1997.


                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF BUYER AND NEWCO

          Buyer and Newco represent and warrant to the Company as follows:

          SECTION 5.01  Corporate Organization.  Each of Buyer and Newco is a
                        ----------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its businesses as now being conducted.

          SECTION 5.02  Authorization.  Each of Buyer and Newco has the
                        -------------
necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Buyer and Newco, the performance by Buyer and Newco of their respective obligations hereunder and the consummation by Buyer and Newco of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Buyer and Newco, and by Buyer as the sole shareholder of Newco, and no other corporate proceeding on the part of Buyer or Newco is necessary for the execution and delivery of this Agreement by each of Buyer and Newco, the performance of their respective obligations hereunder and the consummation by Buyer and Newco of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Buyer and Newco and is a legal, valid and binding obligation of each of Buyer and Newco, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

          SECTION 5.03  Proxy Statement; Other Information.  None of the
                        ----------------------------------
information supplied by Buyer or Newco for inclusion or included in the Company Proxy Statement or any other Company Disclosure Document, or in any amendments or supplements thereto, required to be filed with the SEC in connection therewith, will, at the respective times such documents, amendments or supplements are filed with the SEC and mailed to shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 5.04  Consents and Approvals; No Violations.  Except for (a)
                        -------------------------------------
applicable requirements of the Exchange Act, (b) expiration of the waiting period under the HSR Act, (c) the filing and recordation of the Georgia Certificate of Merger as required by Georgia Law (d) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (e) filing with, and approval of, the Nasdaq Stock Market and the SEC with respect to the delisting and deregistration of the Shares, and (f) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required under the corporation, takeover or blue sky laws of various states or non-U.S. change-in-control laws or regulations, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by Buyer and Newco of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Buyer and Newco nor the consummation by Buyer and Newco of the transactions contemplated hereby nor compliance by Buyer and Newco with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the articles or certificate of incorporation or bylaws of Buyer or Newco, (ii) at the Effective Time, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or otherwise change the existing rights or obligations of any party thereto) under, any of the terms, conditions or provisions of any note, bond, mortgage indenture, license, agreement or other instrument or obligation to which Buyer or Newco is a party or by which Buyer or Newco, or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or Newco or any of their respective properties or assets, excluding from the foregoing clauses (ii) and
(iii) violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Buyer.

          SECTION 5.05  Financing.  Buyer and/or Newco has sufficient funds
                        ---------
available, or written commitments providing therefor, to purchase all Shares currently outstanding for the Merger Consideration.

          SECTION 5.06  Certain Fees.  Except for ABN AMRO Chicago Corporation,
                        ------------
Inc., whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

          SECTION 6.01  Conduct of Business by the Company Pending the Merger.
                        -----------------------------------------------------
The Company covenants and agrees that prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 10.01 hereof, unless Buyer and Newco shall otherwise consent in writing or except as otherwise contemplated by this Agreement:

          (a) the businesses of the Company and the Subsidiaries will be conducted only in the ordinary and usual course; the Company will use its best efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and the Subsidiaries; and the Company will promptly notify Buyer and Newco of any event or occurrence or emergency not in the ordinary and usual course of the business of the Company or any Subsidiary or material to the business of the Company and the Subsidiaries, taken as a whole;

          (b) the Company will not (i) amend its articles of incorporation or bylaws or (ii) split, combine or reclassify the outstanding Shares or declare, set aside or pay any dividend payable in cash, stock or property with respect to the Shares;

          (c) neither the Company nor any Subsidiary will issue or agree to issue any additional shares of, or rights of any kind to acquire shares of, its capital stock of any class other than the issuance of shares of capital stock of a Subsidiary to the Company or, with respect to the Company, Shares issuable upon exercise of outstanding options pursuant to the Stock Option Plans or upon exercise of the Warrants;

          (d) neither the Company nor any Subsidiary will enter into or agree to enter into any new or amended contract or agreement with any unions representing employees of the Company or any Subsidiary;

          (e) except as contemplated by Section 6.04 hereto, the Company will not authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Merger), any acquisition or disposition of a material amount of assets or securities (including, without limitation, the assets or securities of any Subsidiary) or any material change in its capitalization, or enter, other than in the ordinary course of business consistent with past practice, into a material contract or any release or relinquishment of any material contract rights;

          (f) the Company will not, and will not permit any Subsidiary to, (i) enter into or amend any employment, severance or change-in-control agreement, or any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulations, or as expressly provided by this Agreement; or (ii) make any contribution to any such plan except for contributions specifically required pursuant to the terms thereof;

          (g) the Company will not (i) except as set forth on Schedule 6.01(g) hereto, create, incur or assume any long-term debt (including, without limitation, obligations in respect of capital leases) or, except in the ordinary course of business under existing lines of credit or except to fund out-of-pocket costs incurred in connection with the transactions contemplated hereby, create, incur, assume, maintain or permit to exist any short-term debt in an aggregate amount for the Company and the Subsidiaries as a whole exceeding $1,400,000; (ii) except as set forth on Schedule 6.01(g), assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly-owned Subsidiaries of the Company in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person other than a wholly-owned Subsidiary (other than customary advances to employees and short-term investments pursuant to customary cash management systems of the Company in the ordinary course and consistent with past practice);

          (h) the Company will neither amend the Rights Agreement nor redeem any of the Rights without the written consent of Buyer; and

          (i) neither the Company nor any Subsidiary shall agree in writing or otherwise to take (i) any action that it is prohibited from taking by this
     Section 6.01, (ii) any action that would be prohibited by Section 6.01(e) in the absence of the exception therein for matters contemplated by Section
     6.04 hereto or (iii) any action that would constitute or is likely to cause or result in a breach of any covenant, agreement, or representation or warranty set forth herein.

          SECTION 6.02   Shareholders' Meeting; Proxy Material.  If required
                         -------------------------------------
under the Georgia Law, the Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of the Company, subject to their fiduciary duties as advised by counsel, will (a) recommend approval and adoption of this Agreement by the Company's shareholders in accordance with
Section 1.02 hereof and (b) use its best efforts to obtain the necessary approval by the Company's shareholders of this Agreement and the transactions contemplated hereby. In connection with such meeting, the Company will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its shareholders a proxy statement and all other proxy materials for such meeting (the "Company Proxy Statement") and will otherwise comply with all legal requirements applicable to such meeting.

          SECTION 6.03   Access to Information.  Subject to the terms of Section
                         ---------------------
7.01, the Company will give Buyer, its counsel, financial advisors, auditors and other authorized representatives full access throughout the period prior to the Effective Time to all of the offices, properties, business and marketing plans, books, files and records of the Company and the Subsidiaries, will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Buyer in its investigation of the business of the Company and its Subsidiaries. The Company will furnish promptly to Buyer and Newco (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of Federal or state securities laws, and (b) all such other information concerning its business, properties and personnel as Buyer or Newco may reasonably request; provided that no investigation pursuant to this Section 6.03 shall affect any
--------
representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          SECTION 6.04   No Solicitation.  (a)  The Company agrees that, prior
                         ---------------
to the Effective Time, it shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the acquisition of all or substantially all of the assets or capital stock of the Company (an "Acquisition Transaction") or negotiate, explore or otherwise engage in substantive discussions with any person (other than Buyer, Newco or their respective directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that
(i) the Company may, in response to a bona fide unsolicited written proposal with respect to an Acquisition Transaction from a credible third party that is not subject to any material financing uncertainties and is more favorable to the shareholders of the Company than the Merger, furnish or disclose non-public information to, and negotiate, explore or otherwise engage in substantive discussions with, or enter into such an agreement with, such third party

(provided that it shall concurrently with entering into such agreement pay or cause to be paid to Buyer the amount specified in Section 10.04(b) hereof) and
(ii) upon receipt of an unsolicited written proposal with respect to an Acquisition Transaction that appears, on its face, to meet the requirements set forth in clause (i) above, the Company may explore such proposal with such other person for the purpose of determining whether it meets such requirements, in each case only if the Board determines in good faith by a majority vote, after consultation with its financial advisors and outside legal counsel of the Company, that failing to take such action would constitute a breach of the fiduciary duties of the Board.

          (b) Upon executing this Agreement, the Company shall immediately advise Buyer in writing regarding the identity of any other persons or entities with whom the Company has had direct or indirect contact since September 30, 1997 regarding a possible Acquisition Transaction. Hereafter, the Company shall immediately advise Buyer in writing of the receipt, directly or indirectly, of any inquiries or proposals relating to an Acquisition Transaction and any actions taken pursuant to Section 6.04(a) and furnish to Buyer either a copy of such proposal or a written summary of such proposal.

          SECTION 6.05   Representations; Schedules.  Each of the Company, on
                         --------------------------
the one hand, and Buyer and Newco, on the other, (a) will use their reasonable best efforts to take all action necessary to render true and correct as of the Closing its representations and warranties contained in this Agreement, (b) will refrain from taking any action that would render any such representation or warranty untrue or incorrect as of such time, and (c) will perform or cause to be satisfied each agreement, covenant or condition to be performed or satisfied by it.

          SECTION 6.06   Corporate Organization.  Notwithstanding anything to
                         ----------------------
the contrary contained in this Agreement or in the Schedules hereto, the Company and each Subsidiary shall take all actions necessary in order to be duly qualified and in good standing on the Effective Date with the Secretary of State and the state regulatory authority governing pay telephone services in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary.


                                  ARTICLE VII

                               COVENANTS OF BUYER

          Buyer agrees that:

          SECTION 7.01   Confidentiality.  Buyer will hold, and will use its
                         ---------------
reasonable best efforts to cause its officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all trade secrets and confidential information concerning the Company and the Subsidiaries furnished to Buyer in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (a) previously known on a nonconfidential basis by Buyer, (b) in the public domain through no fault of Buyer or (c) lawfully available to Buyer from sources other than the Company; provided, however, that Buyer may disclose such
                                --------  -------
information to its officers, directors, employees, consultants, advisors, agents, banks and other sources of financing in connection with the transactions contemplated by this Agreement so long as such persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially and provided that Buyer shall be responsible for any disclosures of such information by any such persons. If this Agreement is terminated, such confidence shall be maintained and Buyer will, and will use its best efforts to cause its officers, directors, employees, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or on its behalf from the Company in connection with this Agreement that are subject to such confidence.

          SECTION 7.02   Obligations of Newco.  Buyer will take all action
                         --------------------
necessary to cause Newco to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

          SECTION 7.03   Indemnification.  Buyer shall cause the Surviving
                         ---------------
Corporation to indemnify, to the full extent permitted under the Georgia Law, the present and former directors or officers of the Company and the Subsidiaries (the "Indemnified Parties") in respect of actions taken prior to and including the Effective Time in connection with their duties as directors or officers of the Company (including the transactions contemplated hereby) for a period of not less than six years from the Effective Time; provided that, in the event any
                                             --------
claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Without limitation of the foregoing, in the event any Indemnified Party becomes involved in such capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated hereby, occurring prior to and including the Effective Time, the Surviving Corporation, to the extent permitted and on such conditions as may be required by applicable law, will periodically reimburse such Indemnified Party for his legal and other out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith.


                                  ARTICLE VIII

                       COVENANTS OF BUYER AND THE COMPANY

     The parties hereto agree that:

          SECTION 8.01   Best Efforts.  Subject to the terms and conditions of
                         ------------
this Agreement, each party will use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Company, Buyer and Newco shall each furnish to one another and to one another's counsel all such information as may be required in order to accomplish the foregoing actions.

          SECTION 8.02   Certain Filings.  The Company and Buyer shall cooperate
                         ---------------
with one another (a) in connection with the preparation of the Company Proxy Statement and the Company Disclosure Documents, (b) in determining whether any other action by or in respect of, or filing with, any governmental body, agency or official, or authority or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and the Company Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

          SECTION 8.03   Public Announcements.  Buyer and the Company will
                         --------------------
consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

          SECTION 8.04  Further Assurances.  At and after the Effective Time,
                        ------------------
the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Newco, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf the Company or Newco, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

           SECTION 8.05  Notices of Certain Events.  The Company and Buyer shall
                         -------------------------
promptly notify the other of:

          (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary, on the one hand, or Buyer or Newco, on the other hand, which relate to the consummation of the transactions contemplated by this Agreement; and

          (d) any action, event or occurrence that would constitute a breach of any representation, warranty, covenant or agreement of it set forth in this Agreement.

                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

          SECTION 9.01   Conditions to the Obligations of Each Party.  The
                         -------------------------------------------
obligations of the Company, Buyer and Newco to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) if required by the Georgia Law, this Agreement shall have been approved and adopted by the shareholders of the Company in accordance with such Law;

          (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired;

          (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

          (d) with respect to the obligations of Buyer and Newco, all outstanding employee stock options shall be canceled upon delivery at the Effective Time of the consideration described in Section 2.05;

          (e) with respect to the obligations of Buyer and Newco, there shall not have been a breach of any representation or warranty of the Company set forth in Sections 4.06(b), 4.06(c), 4.11, 4.19 and 4.24 of this Agreement when made or as of immediately prior to the Effective Time, except in each case that with respect to any such representation and warranty that speaks as of a specific date or time, there shall not have been a breach thereof as of such date or time and the Company shall have performed or complied in all material respects with each covenant or agreement of it set forth in this Agreement;

          (f) with respect to the obligations of Buyer and Newco, the individuals who are party to the Consulting and Non-Competition Agreements, the forms of which are attached hereto as Exhibits A, B, C, D, E and F, shall have executed and delivered to Buyer counterparts to such agreements;

          (g) this Agreement shall not have been terminated in accordance with its terms; and

          (h) with respect to the obligations of Buyer and Newco, on the one hand, the representations and warranties of the Company contained herein shall be true and correct as of the date hereof and as of the Effective Date as if made on and as of such date, except where the failure of such representations and warranties to be true and correct (after giving effect to the disclosures made by the Company in any disclosure schedules delivered hereto, but disregarding any materiality qualifications contained within the body of such representations and warranties, including, without limitation, Section 4.07(d)) would not, in the aggregate, have a Material Adverse Effect and, with respect to the obligations of the Company, on the other hand, the representations and warranties of Buyer or Newco contained herein shall be true and correct as of the date hereof and as of the Effective Date as if made on and as of such date, except where the failure of such representations and warranties to be true and correct (disregarding any materiality qualifications contained within the body of such representations and warranties) would not, in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Buyer and Newco.


                                   ARTICLE X

                                  TERMINATION

          SECTION 10.01  Termination.  This Agreement may be terminated and the
                         -----------
Transaction may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

          (a) by mutual written consent of the Company, Buyer and Newco;

          (b) by either the Company or Buyer, if the Merger has not been consummated by February 27, 1998; provided that no party may terminate this
                                       --------
     Agreement pursuant to this clause if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

          (c) by either the Company or Buyer, if there shall be any law or regulation that makes consummation of the Transaction illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the Transaction is entered and such judgment, injunction, order or decree shall become final and nonappealable;

          (d) by either of Buyer or Newco, if the Company's Board of Directors shall withdraw, modify or change its recommendation or approval in respect of this Agreement or the Merger in a manner adverse to Buyer;

          (e) by either of Buyer or Newco, if the Company's Board of Directors shall have recommended any proposal other than by Buyer or Newco in respect of an Acquisition Transaction;

          (f) by either of Buyer or Newco, if any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than Buyer or Newco or any of their respective subsidiaries or affiliates shall have become the beneficial owner of more than 20% of the outstanding Shares (either on a primary or a fully diluted basis);

          (g) by the Board of Directors of the Company, to allow the Company to enter into an agreement in respect of an Acquisition Transaction which the Board has determined is more favorable to the Company and its shareholders than the transactions contemplated hereby (provided that the termination described in this clause (g) shall not be effective unless and until the Company shall have paid to Buyer the fee described in Section 10.04(b) hereof); or

          (h) by either of Buyer or Newco, if there shall have occurred any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 400 Industrial Companies or in the New York Stock Exchange Composite Index in excess of 15% measured from the close of business on the trading day next preceding the date of this Agreement.

Such right of termination shall be exercised by written notice of termination given by the terminating party to the other parties hereto in the manner hereinafter provided. Any such right of termination shall not be an exclusive remedy hereunder but shall be in addition to any other legal or equitable remedies that may be available to any non-defaulting party hereto arising out of any default hereunder by any other party hereto.

          SECTION 10.02  Waiver.  At any time prior to the Effective Time, the
                         ------
parties hereto, by action taken by or pursuant to resolutions of their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) except for approval of the holders of Shares and, in connection with all HSR Act filings, of the Federal Trade Commission and the Department of Justice, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

          SECTION 10.03  Closing.  Subject to the satisfaction of the conditions
                         -------
contained in Section 9.01 hereof, the closing of the Merger contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis in Chicago, Illinois as soon as practicable after the satisfaction or waiver of all of the conditions to the Merger contained in Section 9.01(a) and (b) hereof or at such other time and place as Buyer, Newco and the Company shall agree.

          SECTION 10.04  Effect of Termination; Termination Fee.  (a)  If this
                         --------------------------------------
Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 7.01, and 11.04 shall survive the termination hereof, and except that no such termination shall relieve any party from liability for breach of this Agreement or failure by it to perform its obligations hereunder.

          (b) If (i) Buyer or Newco shall have terminated this Agreement pursuant to any of clauses (d), (e) or (f) of Section 10.01 hereof or (ii) the Company shall have terminated this Agreement pursuant to clause (g) of Section
10.01 hereof, then in either such case the Company shall promptly, but in no event later than two business days after the date of such termination or event, pay Buyer a termination fee of $3,000,000 plus an amount, not to exceed

$500,000, equal to Buyer's actual and reasonably documented out-of-pocket expenses directly attributable to the proposed acquisition of the Company, including negotiation and execution of this Agreement and the attempted financing and completion of the Merger, which fee and amount shall be payable in same day funds. In no event shall the Company be required to pay more than one termination fee and reimbursement of expenses pursuant to this Section 10.04(b).


                                  ARTICLE XI

                                 MISCELLANEOUS

          SECTION 11.01  Notices.  All notices, requests and other
                         -------
communications to any party hereunder shall be in writing (including facsimile, telex or similar writing) and shall be given,

          If to Buyer or Newco, to:

          Davel Communications Group, Inc.
          601 West Morgan
          Jacksonville, IL  62650
          Attention:  General Counsel
          Facsimile:  (217) 243-6016

          with a copy to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL  60601
          Attention:  R. Scott Falk
          Facsimile:  (312) 861-2200

          if to the Company, to:

          Communications Central Inc.
          1150 Northmeadow Parkway
          Suite 118
          Roswell, GA  30076
          Attention:  President
          Facsimile:  (770) 751-9082
          with a copy to:

          Hunton & Williams
          600 Peachtree Street, N.E.
          Suite 4100
          Atlanta, GA  30308
          Attention:  J. Stephen Hufford
          Facsimile:  (404) 888-4190

or such other address, telecopy or telex number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile or telex, upon confirmation of receipt, or (b) if given by any other means, when delivered at the address specified in this Section.

          SECTION 11.02  Survival of Representations and Warranties.  The
                         ------------------------------------------
representations and warranties contained herein shall not survive the Effective Time. The covenants and agreements contained herein shall not survive the Effective Time or the termination of this Agreement except for the covenants and agreements set forth in Sections 7.01 (only in the event of termination pursuant to Section 10.01), 7.03, 10.04 and 11.04.

          SECTION 11.03  Amendments; No Waivers.
                         ----------------------

          (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Buyer and Newco or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the shareholders of the
--------
Company, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (ii) any term of the articles of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 11.04  Expenses.  Except as provided in Section 10.04, each
                         --------
party shall pay its own costs and expenses relating to this Agreement and the transactions contemplated hereby.

          SECTION 11.05  Successors and Assigns.  The provisions of this
                         ----------------------
Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no party may assign,
                                             --------
delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Newco may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to purchase Shares in the Merger, but any such transfer or assignment will not relieve Newco of its obligations hereunder or prejudice the rights of shareholders to receive the Merger Consideration pursuant to the Merger.

          SECTION 11.06  Governing Law.  This Agreement shall be construed in
                         -------------
accordance with and governed by the law of the State of Georgia, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

          SECTION 11.07  Counterparts; Effectiveness.  This Agreement may be
                         ---------------------------
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          SECTION 11.08  Headings.  Section headings used in this Agreement are
                         --------
for convenience only and shall be ignored in the construction and interpretation hereof.

          SECTION 11.09  No Third Party Beneficiaries.  Except for Section 7.03,
                         ----------------------------
no provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any person other than the parties hereto.


                               *   *   *   *   *

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                         DAVEL COMMUNICATIONS GROUP, INC.



                         By /s/ David Hill
                           ---------------------------------
                           Title: Chairman of the Board



                         PANTHER ACQUISITION CORP.



                         By /s/ David Hill
                           ---------------------------------
                           Title: President



                         COMMUNICATIONS CENTRAL INC.



                         By /s/ Rodger L. Johnson
                           ---------------------------------
                           Title: President & Chief Executive Officer

                                                                        ANNEX II


                                                             J.C. Bradford & Co.
                                                               Corporate Finance

                                 November 24, 1997



Board of Directors
Communications Central Inc.
1150 Northmeadow Parkway
Suite 118
Roswell, Georgia 30076

Ladies and Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders (the "Stockholders") of the outstanding common stock, par value $.01 per share (the "Common Stock"), of Communications Central Inc. (the "Company") of the consideration to be received by the Stockholders pursuant to the proposed Agreement and Plan of Merger, dated as of November 24, 1997 (the "Merger Agreement"), by and between the Company, Davel Communications Group, Inc. ("Davel") and Panther Acquisition Corp., a wholly-owned subsidiary of Davel ("Panther"). For purposes of this opinion, we have assumed that the draft Merger Agreement in the form previously provided to us will not vary in any material respect from the Merger Agreement to be signed by the parties thereto.

     The Merger Agreement provides for, among other things, the merger of Panther with and into the Company (the "Merger") and the consideration to be paid to the Stockholders in the Merger of the right to receive $10.50 in cash, without interest, for each outstanding share of Common Stock. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement.

     J.C. Bradford & Co., L.L.C, as part of its investment banking business, engages in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have been engaged by the Board of Directors of the Company to render this opinion in connection with the Merger and will receive a fee from the Company for our services.

     In conducting our analysis and arriving at our opinion, we have considered such financial and other information as we deemed appropriate including, among other things, the following: (i) the proposed Merger Agreement; (ii) the historical and current financial position and results of operations of the Company and Davel as set forth in their respective periodic reports and proxy materials filed with the Securities and Exchange Commission; (iii) certain internal operating data and financial analyses and forecasts of the Company for the fiscal years beginning July 1, 1997 and ending June 30, 2001, prepared for the Company by its senior management; (iv) certain financial and securities trading data of certain other companies, the securities of which are publicly traded, that we believed to be comparable to the Company or relevant to the transaction; (v) the financial terms of certain other transactions that we believed to be relevant; (vi) reported price and trading activity for the Common Stock; and (vii) such other financial studies, analyses and investigations as we deemed appropriate for purposes of our opinion. We also have held discussions with members of the senior management of the Company regarding the past and current business operations, financial condition and future prospects of the Company.

     We have taken into account our assessment of general economic, market and financial and other conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the industries in which the Company and Davel operate generally. Our opinion is necessarily based upon the information made available to us and conditions as they exist and can be evaluated as of the date hereof.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of our opinion and have not assumed any responsibility for, nor undertaken an independent verification of, such information. With respect to the internal operating data and financial analyses and forecasts supplied to us, we have assumed that such data, analyses and forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's senior management as to the recent and likely future performance of the Company. Accordingly, we express no opinion with respect to such analyses or forecasts or the assumptions on which they are based.

     We note that Davel represents and warrants in the Merger Agreement that Davel or Panther has sufficient funds available (or written commitments therefor) to purchase all of the Common Stock. We have not independently verified that Davel or Panther, in fact, has such funds or commitments, and we express no opinion with respect thereto. We were not asked to consider and our opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transactions in which the Company might engage. Furthermore, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries or affiliates and have not been furnished with any such evaluation or appraisal.

     The Company is entitled to reproduce this opinion, in whole but not in part, in the Proxy Statement as required by applicable law or as appropriate; provided, that any excerpt from or reference to this opinion (including any summary thereof) in such document must be approved by us in advance in writing. Notwithstanding the foregoing, this opinion does not constitute a recommendation to any Stockholder to vote in favor of the Merger.

     Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof and based on conditions as they currently exist, the Merger is fair to the Stockholders from a financial point of view.

                              Very truly yours,

                              J.C. BRADFORD & CO., L.L.C.



                              BY: /S/ N.B. FORREST SHOAF
                                 ----------------------------
                                   N. B. Forrest Shoaf
                                   Senior Vice President

                                                            ANNEX III


              ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE
              ---------------------------------------------------
                      RELATING TO DISSENTING SHAREHOLDERS
                      -----------------------------------

                        TITLE 14, CHAPTER 2, ARTICLE 13
                        -------------------------------

                               DISSENTERS' RIGHTS
                               ------------------


                                     PART 1

                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301. DEFINITIONS.

 As used in this article, the term:

  (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

  (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

  (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

  (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

  (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

  (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

  (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

  (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302. RIGHT TO DISSENT.

  (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

  (1) Consummation of a plan of merger to which the corporation is a party:

   (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

   (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

  (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

  (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

   (A) Alters or abolishes a preferential right of the shares;

   (B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

   (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

   (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

   (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code
Section 14-2-604; or

   (F) Cancels, redeems, or repurchases all or part of the shares of the class;
or

  (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

  (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

  (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

  (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

  (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

  A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

PART 2

PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS


14-2-1320. NOTICE OF DISSENTERS' RIGHTS.

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

  (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321. NOTICE OF INTENT TO DEMAND PAYMENT.

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

  (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

  (2) Must not vote his shares in favor of the proposed action.

  (b) A record shareholder who does not satisfy the requirements of subsection
(a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322. DISSENTERS' NOTICE.

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

  (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

  (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

  (4) Be accompanied by a copy of this article.


14-2-1323. DUTY TO DEMAND PAYMENT.

  (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

  (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324. SHARE RESTRICTIONS.

  (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325. OFFER OF PAYMENT.

  (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

 (b) The offer of payment must be accompanied by:

  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

  (2) A statement of the corporation's estimate of the fair value of the shares;

  (3) An explanation of how the interest was calculated;

  (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

  (5) A copy of this article.

  (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within such 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326. FAILURE TO TAKE ACTION.

  (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.


14-2-1327. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

  (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

  (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

  (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

  (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

  (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

  (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

  (2) The shareholder may at any time, subject to the limitations period of Code
Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.


PART 3

JUDICIAL APPRAISAL OF SHARES

14-2-1330. COURT ACTION.

  (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

  (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

  (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331. COURT COSTS AND COUNSEL FEES.

  (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

  (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

  (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

  (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

  (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332. LIMITATION OF ACTIONS.

  No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code
Section 14-2-1322.

                      THIS PROXY IS SOLICITED ON BEHALF OF
             THE BOARD OF DIRECTORS OF COMMUNICATIONS CENTRAL INC.

  The undersigned shareholder(s) of Communications Central Inc., a Georgia corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders dated December 29, 1997, and hereby appoints Rodger L. Johnson and C. Douglas McKeever, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of the shareholder(s) of the Corporation to be held at 9:00 a.m. on January 30, 1998 at Cameron City Club, 1000 Northfield Court, Suite 200, Roswell, Georgia, and at any adjournment(s) thereof (the "Special Meeting"), and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To approve the Agreement and Plan of Merger, dated as of November 24, 1997, by and among Communications Central Inc., Davel Communications Group, Inc. and Panther Acquisition Corp.
  [_] FOR    [_] AGAINST    [_] ABSTAIN
(2) In their discretion, upon such other matter or matters which may properly come before the Special Meeting or any adjournment(s) thereof.
PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder(s). IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSAL (1) AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE SPECIAL MEETING.

LOGO

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to its holdings, and hereby ratifies and confirms all that the proxy appointed herein may lawfully do by virtue hereof.

                                             Dated: _____________________, 1998


                                             ----------------------------------
                                             Signature


                                             ----------------------------------
                                             Signature (if held jointly)
                                             Title or authority (if
                                             applicable)

                                             Number of shares held ____________


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ON YOUR STOCK CERTIFICATE(S). IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, THE SIGNATURE OF ALL SUCH PERSONS IS REQUIRED. A CORPORATION SHOULD SIGN IN ITS FULL CORPORATE NAME BY A DULY AU-THORIZED OFFICER, STATING HIS OR HER TITLE. TRUSTEES, GUARDIANS, EXECUTORS AND ADMINISTRATORS SHOULD SIGN IN THEIR OFFICIAL CAPACITY, GIVING THEIR FULL TITLE AS SUCH. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.